                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                    Qwest Communications International Inc.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                  [QWEST LOGO]

                                                                  March 16, 2001

Dear Shareowner,

     I am very pleased to invite you to the 2001 Annual Meeting of Shareowners of Qwest Communications International Inc. The Annual Meeting will be held at the Adams Mark Hotel, Grand Ballroom, 1550 Court Place, Denver, Colorado on Wednesday, May 2, 2001, starting at 10:00 a.m. local time. If you plan to attend the meeting in person, please call 888-858-7914 or register online at www.qwest.com/shareholder2001 by May 1, 2001.

     Important information about the matters to be acted upon at the Annual Meeting is included in the accompanying notice and proxy statement.

     Your vote is important. On behalf of your Board of Directors, I urge you to vote promptly by mail, telephone or the Internet by following the instructions on the enclosed proxy card, even if you plan to attend the Annual Meeting. Mailing your completed proxy card, or using our telephone or Internet voting systems will not prevent you from voting in person at the meeting if you wish to do so.

     Members of your Board of Directors and management look forward to greeting you personally at the Annual Meeting.

                                            Sincerely,

                                            /s/ JOSEPH P. NACCHIO

                                            Joseph P. Nacchio
                                            Chairman and Chief Executive Officer

                    QWEST COMMUNICATIONS INTERNATIONAL INC.
                             1801 CALIFORNIA STREET
                             DENVER, COLORADO 80202

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS
                             TO BE HELD MAY 2, 2001
                             ---------------------

To the Shareowners of Qwest Communications International Inc.:

     The 2001 Annual Meeting of Shareowners of Qwest Communications International Inc., a Delaware corporation, will be held at the Adams Mark Hotel, Grand Ballroom, 1550 Court Place, Denver, Colorado on Wednesday, May 2, 2001, starting at 10:00 a.m. local time.

     Only shareowners of record at the close of business on March 5, 2000, are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement that may take place. At the Annual Meeting we plan to:

          1. Elect five Class I directors to the Board of Directors to hold office until the third succeeding annual meeting after their election and until their successors are elected and qualified;

          2. Vote on a proposed amendment to our Employee Stock Purchase Plan, as more particularly described in the following proxy statement;

          3. Vote on a shareowner proposal, if properly presented, requesting that we seek advance shareowner approval of future severance arrangements with our executive officers that provide for more generous pay-outs than to our other managers;

          4. Vote on a shareowner proposal, if properly presented, requesting that we disregard the effects of accounting rule income, particularly pension credits, when determining performance-based compensation for our executive officers; and

          5. Transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

     Our Board of Directors recommends that you vote FOR the election of the Class I director nominees named in this proxy statement (FOR ITEM 1), FOR the proposal to amend the Employee Stock Purchase Plan (FOR ITEM 2), and AGAINST each of the shareowner proposals (AGAINST ITEM 3 AND ITEM 4).

     All shareowners are cordially invited to attend the Annual Meeting. To ensure your representation at the Annual Meeting, please vote promptly by mail, telephone or the Internet by following the instructions on the enclosed proxy card, even if you plan to attend the Annual Meeting. Mailing your completed proxy card or using our telephone or Internet voting systems will not prevent you from voting in person at the meeting if you wish to do so.

                                            By Order of the Board of Directors

                                            /s/ DRAKE S. TEMPEST

                                            Drake S. Tempest
                                            Executive Vice President, General
                                            Counsel,
                                            Chief Administrative Officer and
                                            Corporate
                                            Secretary

Denver, Colorado
March 16, 2001

                    QWEST COMMUNICATIONS INTERNATIONAL INC.
                             1801 CALIFORNIA STREET
                             DENVER, COLORADO 80202

                                PROXY STATEMENT

GENERAL

     We are sending you this proxy statement as part of a solicitation by the Board of Directors of Qwest Communications International Inc. for use at our 2001 Annual Meeting of Shareowners. We will hold the Annual Meeting at the Adams Mark Hotel, Grand Ballroom, 1550 Court Place, Denver, Colorado on Wednesday, May 2, 2001, starting at 10:00 a.m. local time.

     This proxy statement and accompanying proxy card will be mailed on or about March 16, 2001 to all of our shareowners entitled to vote at the Annual Meeting. Unless the context otherwise requires, the terms "us," "we," "our" and "Company" include Qwest and its consolidated subsidiaries.

                QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
                             AND THE ANNUAL MEETING

Q:    WHY AM I RECEIVING THESE MATERIALS?

A:    The Board is providing these proxy
      materials to you in connection with the Annual Meeting of Shareowners, which will take place on May 2, 2001. As a shareowner on the record date, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the matters described in this proxy statement.

Q:    WHAT INFORMATION IS CONTAINED IN THESE
      MATERIALS?

A: This proxy statement includes information on the nominees for Class I directors and the other matters to be voted on at the Annual Meeting. The proxy statement also includes information on the voting process and requirements, the compensation of directors and some of our executive officers, and certain other required information.

Q:    WHAT CAN I VOTE ON?

A:    There are four matters scheduled to be
      voted on at the Annual Meeting:

      (1) The election of five Class I directors to our Board, each of whom will serve for a three-year term and until their successors are elected and qualified.

      (2) A proposal to amend our Employee Stock Purchase Plan to increase the number of authorized shares under the plan.

      (3) A shareowner proposal, if properly presented, requesting that we seek advance shareowner approval of future severance arrangements with our executive officers that provide for more generous pay-outs than to our other managers.

      (4) A shareowner proposal, if properly presented, requesting that we disregard the effects of accounting rule income, particularly pension credits, when determining performance-based compensation for our executive officers.

Q:    HOW DOES THE BOARD RECOMMEND THAT I
      VOTE ON EACH OF THE MATTERS?

A:    Our Board recommends that you vote your
      shares FOR each of the Class I director nominees (FOR ITEM 1), FOR the amendment to our Employee Stock Purchase Plan to increase the number of authorized shares (FOR ITEM 2), and AGAINST the two shareowner proposals (AGAINST ITEM 3 AND ITEM 4).

Q:    WHAT CLASSES OF SHARES ARE ENTITLED TO BE
      VOTED?

A:    Each share of our common stock
      outstanding as of the close of business on March 5, 2001 (the "Record Date"), is entitled to vote on all items being voted on at the Annual Meeting. On the Record Date, we had 1,649,490,762 shares of common stock outstanding.

Q:    WHAT SHARES CAN I VOTE?

A: You can vote all the shares that you owned on the Record Date. These shares include: (1) shares held directly in your name as the shareowner of record and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:    WHAT IS THE DIFFERENCE BETWEEN HOLDING
      SHARES AS A SHAREOWNER OF RECORD AND AS A BENEFICIAL OWNER?

A: Most of our shareowners hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

      Shareowner of Record
      If your shares are registered in your name with our transfer agent, The Bank of New York, you are considered a shareowner of record with respect to those shares, and you are receiving these proxy materials directly from us. As the shareowner of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy card for you to use.

      Beneficial Owner
      If your shares are held in a stock brokerage account, by a bank or other nominee (commonly referred to as being held in "street name"), you are considered to be the beneficial owner of those shares, and these proxy materials are being forwarded to you by your broker, bank or nominee as the shareowner of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares and are also invited to attend the meeting. However, since you are not the shareowner of record, you may not vote your shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Q:    HOW DO I VOTE?

A:    There are three ways that you can vote:

      (1) You can sign and date each proxy card that you receive and return it in the prepaid envelope that comes with the proxy card.

      (2) You can vote through the Internet or telephone voting systems, more fully described on your proxy card.

      (3) You can vote in person at the Annual Meeting. Remember, however, if you are the beneficial owner but not the shareowner of record, you must notify your broker, bank or other nominee and obtain a signed proxy from the shareowner of record giving you the right to vote the shares.

Q:    CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

A: Yes. You can revoke your proxy or change any votes you cast using the telephone or Internet voting systems before the votes are cast at the Annual Meeting. To do this you must do one of the following: (1) deliver a written notice of your revocation to our Corporate Secretary at our principal executive office, 1801 California Street, Denver, Colorado 80202, (2) execute and deliver a later dated proxy, (3) cast a later vote using the telephone or Internet voting systems, or (4) attend the Annual Meeting and vote in person.

Q:    WHAT DOES IT MEAN IF I GET MORE THAN ONE
      PROXY CARD?

A: It means that you hold shares registered in more than one account. Sign and return all proxies or vote using the telephone or Internet voting system for each proxy card that you get to ensure that all of your shares are voted.

Q:    WHAT IS THE QUORUM REQUIREMENT FOR THE
      ANNUAL MEETING?

A:    For a "quorum" to exist at the Annual
      Meeting, shareowners holding a majority of the votes entitled to be cast by the shareowners entitled to vote generally, must be present in person or represented by proxy at the Annual Meeting. There must be a quorum for the Annual Meeting to be held and (other than adjournment or postponement of the Annual Meeting) for any action to be taken. If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular mat-ter, commonly referred to as "broker non-votes," those shares will still be counted for purposes of determining the presence of a quorum at the Annual Meeting.

Q:    WHAT IS THE VOTING REQUIREMENT TO APPROVE
      EACH OF THE MATTERS?

A: In the election of directors, the five persons receiving the highest number of votes will be elected. To be approved, all other matters require the affirmative vote of a majority of those shares present and entitled to vote on the matter. If you are a beneficial owner and do not provide the shareowner of record with voting instructions, your shares may constitute broker non-votes (as described in the answer to the prior question). In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered as being entitled to vote on that proposal.

Q:    HOW CAN I VOTE ON EACH OF THE MATTERS?

A:    In the election of directors, you may vote
      FOR all of the nominees, or your vote may be WITHHELD with respect to one or more of the nominees. For the other matters, you may vote FOR or AGAINST the matter or you may indicate that you wish to ABSTAIN from voting on the matter.

Q:    HOW WILL THE VOTE BE COUNTED?

A: The shares of common stock will be voted according to your directions on the proxy card or as you direct pursuant to the telephone or Internet voting systems. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of our Board (FOR all Class I director nominees named in the proxy statement, FOR the amendment to our Employee Stock Purchase Plan and AGAINST each of the shareowner proposals). If you ABSTAIN on a particular matter, it has the same effect as a vote AGAINST the matter.

Q:    WHO WILL COUNT THE VOTE?

A: We have appointed The Bank of New York to act as the Inspector of Election for the Annual Meeting. We believe that The Bank of New York will use procedures that are consistent with Delaware law concerning the voting of shares, the determination of the presence of a quorum and the determination of the outcome of each matter submitted for a vote. The Bank of New York will separately tabulate all votes FOR and AGAINST each matter, all votes WITHHELD in the election of directors, all abstentions and all broker non-votes.

Q:    WHO CAN ATTEND THE ANNUAL MEETING?

A: All shareowners as of the Record Date can attend. One cut-out admission ticket is included at the top of the proxy card, which you must bring with you to be admitted to the Annual Meeting. A limited number of tickets are available for additional joint owners. To request additional tickets, please contact our Investor Relations department by telephone at 888-858-7914 or by email at investor.relations@qwest.com. If you forget to bring an admission ticket, you will be admitted to the Annual Meeting only if you are listed as a shareowner of record on the Record Date and bring proof of identification. If you hold your shares through a stockbroker, bank or other nominee and fail to bring an admission ticket, you will need to provide proof of identification and proof of ownership by bringing either a copy of the proxy card provided by your broker or bank or a copy of a brokerage or bank statement showing your share ownership as of March 5, 2001.

Q:    HOW WILL VOTING ON ANY OTHER BUSINESS BE
      CONDUCTED?

A: We do not expect any matters to be presented for a vote at the Annual Meeting, other than the four matters described in the proxy statement. If you grant a proxy, the officers named as proxy holders, Joseph P. Nacchio and Drake S. Tempest, will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the Annual Meeting. If, for any unforeseen reason, any of our nominees is not available as a candidate for Class I director, the persons named as proxy holders will vote your proxy for another candidate or other candidates nominated by our Board.

Q:    MAY I PROPOSE ACTIONS FOR CONSIDERATION AT
      NEXT YEAR'S ANNUAL MEETING OF SHAREOWNERS?

A: Yes. For your proposal to be considered for inclusion in our proxy statement for next year's Annual Meeting, we must receive your written proposal no later than November 16, 2001. You should also be aware that your proposal must comply with Securities and

      Exchange Commission regulations regarding inclusion of shareowner proposals in company-sponsored proxy materials. Similarly, in order for you to raise a proposal (including a director nomination) from the floor during next year's Annual Meeting, we must receive a written notice of the proposal no later than November 16, 2001 and it must contain the additional information required by our Bylaws. If the date of next year's Annual Meeting is changed by more than 30 days from the date contemplated at this year's Annual Meeting, then your written proposal must be received at least 150 days before next year's Annual Meeting. You may obtain a complete copy of our Bylaws by submitting a written request to our Corporate Secretary at our principal executive office.

Q: CAN I RECEIVE NEXT YEAR'S ANNUAL MEETING PROXY STATEMENT AND ANNUAL REPORT ONLINE?

A: Yes. Our proxy statement and Annual Report will be available online to shareowners of record who elect to view them on the Internet by marking the appropriate box on the attached proxy card or following the telephone instructions or instructions on the Internet, if you choose to vote by phone or the Internet. Choosing this option will save our Company the cost of producing and mailing these documents. If you choose this option, you will receive a proxy card in the mail next year with instructions containing the Internet address where the proxy statement and Annual Report are located. If you select to view the proxy statement and Annual Report on the Internet, we will not mail you paper copies of these documents next year. If you hold your shares through a bank, broker or other nominee, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and Annual Reports over the Internet. You do not have to elect Internet access each year. Rather, your choice will remain in effect until you contact the Investor Relations department at The Bank of New York at 877-268-2263 or by mail at 101 Barkley Street, Floor 8 West, New York, New York 10286.

Q:    WHO IS PAYING FOR THIS PROXY SOLICITATION?

A: We will pay the cost of soliciting the proxies. We have also hired Georgeson Shareholder Communications, Inc. to assist us in the solicitation of proxies. We will pay Georgeson $22,000 plus expenses. In addition, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by officers, directors and regular employees, who will not be paid any additional compensation for such activities. We will send copies of the solicitation material to brokers, fiduciaries and custodians who will forward the material to the beneficial owners of our shares. On request, we will reimburse brokers and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners.

                 BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

     The following table sets forth certain information regarding the beneficial ownership of our shares of common stock as of January 31, 2001 by:

     - each person known by us to beneficially own more than five percent of our common stock;

     - each director and nominee for director;

     - each of the executive officers named in the Summary Compensation Table on page 14; and

     - all current directors and executive officers as a group.

                                                           AMOUNT AND NATURE OF          PERCENT OF
NAME                             ADDRESS FOR 5% OWNERS    BENEFICIAL OWNERSHIP(1)   OUTSTANDING SHARES(2)
----                             ----------------------   -----------------------   ---------------------
Philip F. Anschutz.............  555 Seventeenth Street         301,220,004(3)          18.2%
                                 Denver, CO 80202
Joseph P. Nacchio..............                                   7,227,532(4)            *
Linda G. Alvarado..............                                      52,918(5)            *
Craig R. Barrett...............                                      76,406(6)            *
Hank Brown.....................                                      43,610(7)            *
Thomas D. Donohue..............                                       1,774               *
Jordan L. Haines...............                                      16,657               *
Cannon Y. Harvey...............                                     175,150(8)            *
Peter S. Hellman...............                                      54,646(9)            *
Stephen M. Jacobsen............                                      63,980(10)           *
Vinod Khosla...................                                         994               *
Afshin Mohebbi.................                                     595,000(11)           *
Marilyn Carlson Nelson.........                                      78,809(12)           *
Frank P. Popoff................                                      81,165(13)           *
Craig D. Slater................                                     449,150(14)           *
W. Thomas Stephens.............                                      14,559               *
Drake S. Tempest...............                                          --               *
Lewis O. Wilks.................                                      75,000(15)           *
Directors and Executive                                         310,955,216(16)         18.7%
  Officers as a Group (22
  persons).....................

---------------

  *  Less than one percent.

 (1) The number of shares beneficially owned by each entity, person, director or named executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each entity or individual is considered the beneficial owner of any shares: (a) to which they have the sole or shared voting power or investment power and (b) that they have the right to acquire by April 1, 2001, through the exercise of stock options or other similar rights. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the table above. Figures do not include phantom equity units which we credit to accounts for our non-employee directors, based on their election to defer their director's fees earned in a given year. As of January 31, 2001, the following phantom equity units had been credited to accounts for our non-employee directors: (a) Ms. Alvarado, 22,285.32, (b) Mr. Barrett, 18,861.18, (c) Mr. Brown, 21,309.60, (d) Mr. Haines, 417.55, (e) Mr.
     Harvey, 390.32, (f) Mr. Hellman, 22,504.66, (g) Mr. Khosla, 490.17, (h) Ms.
     Nelson, 39,503.23, (i) Mr. Popoff, 22,714.22, (j) Mr. Slater, 417.55, and
     (k) Mr. Stephens, 535.55. Each phantom equity unit represents a value equivalent to one share of our common stock.

 (2) Based upon 1,654,685,285 shares of common stock issued and outstanding as of January 31, 2001, plus, as to the holder thereof only and no other person, the number of shares (if any) that the person has the right to acquire by April 1, 2001, through the exercise of stock options or other similar rights.

 (3) Includes: (a) 284,000,000 shares owned by Anschutz Company, a corporation wholly owned by Mr. Anschutz, (b) 17,200,000 shares held by Anschutz Family Investment Company LLC, of which Anschutz Company is the manager and a one percent equity owner, and (c) 20,000 shares held as custodian for Mr. Anschutz's children. Mr. Anschutz disclaims beneficial ownership of the 20,000 shares.

 (4) Includes: (a) 6,662,902 shares subject to options that are exercisable on or before April 1, 2001, (b) 3,200 shares owned by or for the benefit of Mr. Nacchio's children, and (c) 90,000 shares held by the Nacchio Family Limited Partnership of which

     Mr. Nacchio and his spouse each own a 1% general partnership interest and the remaining 98% is held in trust for Mr. Nacchio's children. Mr. Nacchio disclaims beneficial ownership of the 3,200 shares.

 (5) Includes 51,880 shares subject to options that are exercisable on or before April 1, 2001. The amount does not, however, include 220 shares owned by Ms. Alvarado's daughter. Ms. Alvarado disclaims beneficial ownership of the 220 shares.

 (6) Includes 51,880 shares subject to options that are exercisable on or before April 1, 2001.

 (7) Includes 41,880 shares subject to options that are exercisable on or before April 1, 2001.

 (8) Includes 150,150 shares subject to options that are exercisable on or before April 1, 2001.

 (9) Includes 51,880 shares subject to options that are exercisable on or before April 1, 2001.

(10) Includes 25,000 shares subject to options that are exercisable on or before April 1, 2001.

(11) This amount represents 595,000 shares subject to options that are exercisable on or before April 1, 2001.

(12) Includes 72,632 shares subject to options that are exercisable on or before April 1, 2001. The amount does not, however, include 48 shares held by Ms. Nelson's spouse for which she disclaims beneficial ownership.

(13) Includes 57,068 shares subject to options that are exercisable on or before April 1, 2001.

(14) Includes 445,150 shares subject to options that are exercisable on or before April 1, 2001.

(15) This amount represents 75,000 shares subject to options that are exercisable on or before April 1, 2001.

(16) Includes 8,696,682 shares subject to options that are exercisable on or before April 1, 2001, by the directors and executive officers as a group and the 301,220,004 shares held by Mr. Anschutz.

                               BOARD OF DIRECTORS

MEETINGS AND COMMITTEES

     The Board held seven meetings and acted twice by unanimous written consent during 2000. Each of our directors attended more than 75% of the total number of Board meetings and committee meetings, as applicable.

     Audit Committee. We established an Audit Committee in May 1997. On July 12, 2000, the Board approved a revised Audit Committee Charter that is attached as Exhibit A to this proxy statement. Under its current charter, the Audit
Committee:

     - monitors our Company's financial reporting and internal control system;

     - makes recommendations concerning the engagement of independent public accountants;

     - reviews with our management and the independent public accountants the plans for, and scope of, the audit procedures to be utilized and results of audits;

     - provides a means of communication among the independent public accountants, financial and senior management, the internal auditing department, and the Board;

     - oversees the relationship with the independent public accountants and ensures that the independent public accountants are ultimately accountable to the Board and the Audit Committee, as representatives of the shareowners;

     - approves, reviews and appraises the professional services provided by the independent public accountants;

     - reviews and appraises the adequacy and effectiveness of our internal accounting controls; and

     - performs any other duties and functions required by any organization under which our securities may be listed.

     Our Audit Committee consists of Linda G. Alvarado, Jordan L. Haines, Peter
S. Hellman and W. Thomas Stephens (Chairman). The Audit Committee met six times and acted once by unanimous written consent during 2000.

     Compensation Committee. We established a Compensation Committee in May 1997. Under its current charter, the Compensation Committee:

     - determines the salaries, cash bonuses and fringe benefits of our executive officers;

     - reviews our salary administration and benefit policies; and

     - administers the Growth Share Plan, the Equity Incentive Plan and the Employee Stock Purchase Plan, or any of our other similar plans.

     Our Compensation Committee consists of Philip F. Anschutz, Thomas J. Donohue, Jordan L. Haines, Frank P. Popoff (Chairman) and Craig D. Slater. Messrs. Haines and Popoff (Chairman) act as a separate subcommittee of the Compensation Committee that generally considers matters relating to compensation and perquisites of the employees and directors of our Company that are referred or delegated to it by the Compensation Committee, and to act on behalf of, or, if appropriate, make recommendations to the Board under the Equity Incentive Plan or any of our other similar plans. The Compensation Committee met three times and acted twice by unanimous written consent during 2000. The subcommittee acted twice by unanimous written consent during 2000.

     Executive Committee. We established an Executive Committee in February 1999, to exercise all the powers and authority of the Board in the management of our Company, except as prohibited by the Delaware General Corporation Law. Philip F. Anschutz (Chairman), Joseph P. Nacchio, Craig R. Barrett, Hank Brown, Frank P. Popoff and Craig D. Slater make up our Executive Committee. The Executive Committee met five times and acted twice by unanimous written consent during 2000.

     Nominating Committee. We established a Nominating Committee in July 2000. Philip F. Anschutz, Hank Brown, Thomas J. Donohue, Jordan L. Haines, Cannon Y. Harvey (Chairman) and Marilyn Carlson Nelson are the members of the Nominating Committee. The Nominating Committee met once in 2000. The Nominating Committee will consider nominees recommended by our shareowners. Any shareowner wishing to propose a nominee should submit a recommendation in writing to our Corporate Secretary, at our principal executive office indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director. Nevertheless, because of the current manner by which we nominate directors described on page 8 below (see "Merger"), the Nominating Committee expects that for the foreseeable future the Board will be able to select a full slate of nominees to fill any vacant Board seats.

DIRECTOR COMPENSATION

     Directors who are officers or employees of our Company do not receive compensation for their Board service. Mr. Nacchio is the only director who is an officer or employee of the Company.

     Each director who is neither an officer nor an employee of our Company is paid $30,000 per year for serving as a director and $2,000 for each meeting of the Board or any committee meeting attended, so long as the director serves on such committee. The chairman of each committee is also paid an additional $5,000 annually, in quarterly installments.

     Directors may elect, on a quarterly basis, to receive their directors' fees in cash or our shares of common stock under the Qwest Communications International Inc. Equity Compensation Plan for Non-Employee Directors. In addition, directors may elect to defer their directors' fees for the upcoming year pursuant to the Qwest Communications International Inc. Deferred Compensation Plan for Nonemployee Directors. A director's election to defer fees must be made within 30 days of the director's appointment to the Board (with respect to fees not yet earned) and thereafter either on an annual basis in the calendar year before the director earns the fees or three months before the director's fees would be payable if all of the directors elect to defer their fees. We match 50% of any fees deferred. As the fees would have been payable, we credit the director's account with "phantom units" which are held in a notational account. Each phantom unit represents a value equivalent to one share of our common stock and are subject to adjustment for dividends payable to our shareowners as well as stock splits, consolidations and the like that affect our shares of common stock outstanding. The account is ultimately distributed at the time elected by the director or at the end of the plan and is paid either in: (1) a lump-sum cash payment, (2) periodic cash payments up to 10 years or (3) some other form selected by the Executive Vice President-Human Resources (or his or her designee).

     In addition to cash compensation, each year in the fall, we grant each of our non-employee and non-officer directors stock options covering 5,000 shares of our common stock. Beginning December 1, 2000, each newly-appointed director is also granted a one-time stock option covering 20,000 shares of our common stock concurrent with his or her appointment to the Board. On October 4, 2000, we granted options to Linda G. Alvarado, Craig R. Barrett, Hank Brown, Jordan L. Haines, Cannon Y. Harvey, Peter S. Hellman, Vinod Khosla, Marilyn Carlson Nelson, Frank P. Popoff, Craig D. Slater and W. Thomas Stephens covering 5,000 shares of our common stock each. The exercise price for each of these options is $49.5625. On December 1, 2000, we granted Thomas J. Donohue an option covering 20,000 shares of our common stock. The exercise price for Mr. Donohue's option is $37.4375 per share.

     All options granted to our directors have an exercise price set by the Compensation Committee or subcommittee, as applicable, and vest over five years at 20% per year. The options will terminate: (1) if not exercised by the tenth anniversary of the date they were granted, or (2) to the extent not vested, on the director's removal or resignation from the Board. Generally, upon a change in control as described on page 19 below (see "Employment Contracts and Termination of Employment and Change-in-Control Arrangements"), the options will fully vest.

     In August 2000, we paid Richard T. Liebhaber, a former director who resigned on January 20, 2000, $1.8 million and Craig D. Slater $2.2 million in exchange for the cancellation of their vested and outstanding growth shares under the Growth Share Plan. Both Mr. Liebhaber and Mr. Slater received shares of our common stock as payment for their growth shares.

MERGER

     On June 30, 2000, we completed our acquisition (the "Merger") of U S WEST, Inc. ("U S WEST"). Following the Merger, seven directors of the Board remained (the "Continuing Directors") and seven directors of U S WEST were appointed (the "New Directors") to our Board. We expect that until June 30, 2003, the Continuing Directors and the New Directors will each have the right to nominate their successors as directors of the Company. We expect that any vacancy created on the Board until June 30, 2003, will be filled by a nominee named by the group of directors of which the vacating director was a member. The New Directors nominated Thomas J. Donohue to fill the vacancy created by the resignation of George J. Harad effective January 1, 2001. We expect that until June 30, 2003, each committee and subcommittee of the Board will be comprised of an equal number of Continuing Directors and New Directors.

                                 PROPOSAL NO. 1

                         ELECTION OF CLASS I DIRECTORS

     Our Board consists of 14 directors and is divided into three classes: five Class I directors, five Class II directors and four Class III directors. The term for each class of directors expires at successive annual meetings. We have nominated the following five persons to serve as our Class I directors: (1) Thomas J. Donohue, (2) Jordan L. Haines, (3) Peter S. Hellman, (4) Vinod Khosla and (5) Marilyn Carlson Nelson. If elected, the term for the Class I directors will be three years and will expire at our Annual Meeting in the year 2004. Each nominee for Class I directors named above will, if elected, continue in office for the director's designated term and until the director's successor has been duly elected and qualified, or until the earlier of the director's death, resignation or retirement.

     The persons named in the proxy card and the telephone and Internet voting systems intend to vote your shares FOR the election of the five nominees for Class I director named above, unless you indicate on your proxy card or in the telephone or Internet voting systems that your vote should be WITHHELD for one or more of the nominees. Each of the nominees has consented to be named as a nominee in this proxy statement, and we expect that each of the nominees for Class I directors named above will be able to serve if elected. If any nominee is unavailable for election, the persons named in the proxy card will vote your shares FOR the election of a substitute nominee proposed by the Board.

     Below, you can find the principal occupation and other information about the Class I directors and each of the other directors whose term of office will continue after the Annual Meeting.

                               BOARD OF DIRECTORS

                                                                         YEAR BEGAN AS    YEAR TERM
NAME                                       AGE(1)        POSITION          DIRECTOR        EXPIRES
----                                       ------        --------        -------------   ------------
Philip F. Anschutz.......................    61     Class III Director       1993            2003
Joseph P. Nacchio........................    51     Class III Director       1997            2003
Linda G. Alvarado........................    49     Class II Director        2000            2002
Craig R. Barrett.........................    61     Class II Director        2000            2002
Hank Brown...............................    61     Class III Director       2000            2003
Thomas J. Donohue........................    62     Class I Director         2001            2001(2)
Jordan L. Haines.........................    73     Class I Director         1997            2001(2)
Cannon Y. Harvey.........................    60     Class II Director        1996            2002
Peter S. Hellman.........................    51     Class I Director         2000            2001(2)
Vinod Khosla.............................    46     Class I Director         1998            2001(2)
Marilyn Carlson Nelson...................    61     Class I Director         2000            2001(2)
Frank P. Popoff..........................    65     Class III Director       2000            2003
Craig D. Slater..........................    43     Class II Director        1996            2002
W. Thomas Stephens.......................    58     Class II Director        1997            2002

---------------

(1) As of February 28, 2001.

(2) Assuming each of these directors are elected at the Annual Meeting, their respective terms will expire in 2004.

     Philip F. Anschutz is Qwest's founder, and has been Chairman of the Board since 1993. He has been a director and Chairman of the Board of Anschutz Company, our principal shareowner, for more than five years. Mr. Anschutz was the Chairman of Southern Pacific Rail Corporation until it was acquired by Union Pacific Corporation in 1996, and has been Vice Chairman of Union Pacific since 1996. He also has been a director of Forest Oil Corporation since 1995 and of Qwest Digital Media LLC, a joint venture between Qwest and Anschutz Company, since 1999. Mr. Anschutz holds a bachelor's degree in business from the University of Kansas. Mr. Anschutz serves as Chairman of the Executive Committee and on the Compensation Committee and Nominating Committee.

     Joseph P. Nacchio has been our Chairman and Chief Executive Officer since April 1999. From January 1997 to April 1999, he was our President and Chief Executive Officer and a director. Mr. Nacchio has also served as the Chairman and as a director of our affiliate KPNQwest N.V. since 1999. Before joining us, Mr. Nacchio held several positions with AT&T from 1970 through 1996, including, most recently, Executive Vice President of AT&T's Consumer and Small Business Division starting in January 1996, where he was responsible for marketing and sales targeted at all consumers and small businesses in the United States. He also won the Malcolm Baldrige National Quality Award for Excellence. Mr. Nacchio earned a bachelor's degree in electrical engineering and an M.B.A. from New York University. Mr. Nacchio also earned a master's degree in management from the Massachusetts Institute of Technology in the Sloan Fellows Program. Mr. Nacchio is on our Executive Committee.

     Linda G. Alvarado previously served as a director of U S WEST from 1998 until the Merger. She has been President and Chief Executive Officer of Alvarado Construction, Inc. since 1978. Ms. Alvarado currently serves as a director of Minnesota Mining and Manufacturing Company, Pepsi Bottling Group, Engelhard Corporation and Pitney Bowes, Inc. Ms. Alvarado earned a bachelor's degree from Pomona College. Ms. Alvarado is on our Audit Committee.

     Craig R. Barrett previously served as a director of U S WEST from 1998 until the Merger. He has been President and Chief Executive Officer of Intel Corporation since 1998 and a member of the Intel board of directors since 1992. Mr. Barrett held various senior executive positions at Intel from 1984 to 1998, including Executive Vice President and Chief Operating Officer from 1993 to 1997. Mr. Barrett held various technology, engineering and manufacturing management positions with Intel from 1974 to 1984. Mr. Barrett was a professor of engineering at Stanford University from 1965 to 1974. Mr. Barrett has been a director of Sematech since 1990. Mr. Barrett earned a bachelor's degree, master's degree and a Ph.D. (all in materials science) from Stanford University. Mr. Barrett is on our Executive Committee.

     Hank Brown previously served as a director of U S WEST from 1998 until the Merger. Mr. Brown has served as the President of the University of Northern Colorado since 1998. From 1997 to 1998, Mr. Brown was the Director of the Center for Public Policy for the University of Denver. Mr. Brown was the United States Senator for the State of Colorado from 1991 to 1997 and a United States Congressman for the State of Colorado from 1981 to 1991. He is currently a director of Sealed Air Corporation and Alaris Medical Corporation. Mr. Brown earned a bachelor's degree in accounting from the University of Colorado, a J.D. from the University of Colorado Law School, and an LL.M. degree from George Washington University. Mr. Brown is on our Executive Committee.

     Thomas J. Donohue has been the President and Chief Executive Officer of the U.S. Chamber of Commerce in Washington D.C. since 1997. He was President and Chief Executive Officer of the American Trucking Association from 1984 to 1997, an executive with the U.S. Postal Service from 1969 to 1976 and Fairfield University from 1967 to 1969. Mr. Donohue earned a bachelor's degree from St. John's University and an M.B.A. from Adelphi University. Mr. Donohue is on our Compensation Committee and Nominating Committee.

     Jordan L. Haines was the President, Chairman and Chief Executive Officer of Fourth Financial Corporation, a Kansas-based bank holding company, and its subsidiary, Bank IV Wichita, N.A., from 1968 until 1991. Mr. Haines earned a bachelor's degree and a J.D. from the University of Kansas. Mr. Haines is on our Audit Committee, Compensation Committee, Nominating Committee, and the subcommittee of the Compensation Committee.

     Cannon Y. Harvey has been President and Chief Operating Officer of Anschutz Company and The Anschutz Corporation since December 1996. From February 1995 until September 1996 he served as Executive Vice President -- Finance and Law of Southern Pacific. From March 1989 to February 1995 he held several senior positions at Southern Pacific, including as General Counsel. Before joining Southern Pacific, Mr. Harvey was a partner in the law firm of Holme Roberts & Owen LLP for more than 20 years. Mr. Harvey earned a bachelor's degree from the University of Missouri. He also earned a master's degree from Harvard University and an LL.B. degree from Harvard Law School. Mr. Harvey is on our Nominating Committee.

     Peter S. Hellman previously served as a director of U S WEST from 1998 until the Merger. He has been the Chief Financial and Administrative Officer of Nordson Corp. since 2000. Mr. Hellman was the President and Chief Operating Officer of TRW, Inc. from 1995 to 1999, the Assistant President of TRW from 1994 to 1995, and Chief Financial Officer of TRW from 1991 to 1994. Mr. Hellman held a variety of positions with BP America from 1979 to 1989 and The Irving Trust Company from 1972 to 1979. Mr. Hellman earned a bachelor's degree from Hobart College and an M.B.A. from Case Western Reserve University. Mr. Hellman is on our Audit Committee.

     Vinod Khosla was a co-founder of Daisy Systems and founding Chief Executive Officer of Sun Microsystems, where he pioneered open systems and commercial RISC processors. Mr. Khosla has also been a general partner of the venture capital firm Kleiner Perkins Caufield & Byers since 1986. He serves on the board of directors of Juniper Networks, Inc. and RedBack Networks Inc., as well as several private companies. Mr. Khosla is an electrical engineering graduate of the Indian Institute of Technology in New Delhi, and holds a master's degree in biomedical engineering from Carnegie Mellon University and an M.B.A. from the Stanford Graduate School of Business.

     Marilyn Carlson Nelson previously served as a director of U S WEST from 1998 until the Merger. Ms. Nelson has been Chairman, President and Chief Executive Officer of Carlson Companies, Inc., since 1998 and Vice Chair of Carlson Holdings, Inc. and Carlson Wagonlit Travel from 1991 to 1998. Since joining Carlson Companies in 1989, Ms. Nelson has held various positions with Carlson Companies including Director, Chief Operating Officer and Senior Vice President of Carlson Holdings, Inc. Ms. Nelson serves on the board of directors of Exxon Corporation and Carlson Companies, Inc. Ms. Nelson is a Member of the Council of the World Economic Forum and the World Travel and Tourism Council, Chair of the Travel Industry Association of America and Advisory Board Member of the Curtis L. Carlson School of Management, at the University of Minnesota. Ms. Nelson is the recipient of numerous awards, including three honorary doctorate degrees. Ms. Nelson earned a bachelor's degree in international economics. Ms. Nelson is on our Compensation Committee and Nominating Committee.

     Frank P. Popoff previously served as a director of U S WEST from 1998 until the Merger. Mr. Popoff was Chairman of The Dow Chemical Company from 1992 until his retirement in October 2000. From 1989 to 1995, Mr. Popoff served as the Chief Executive Officer of Dow. Mr. Popoff currently serves as a director of American Express Company, Chemical Financial Corporation, Shintech, Inc. and United Technologies Corporation. Mr. Popoff earned a bachelor's degree in chemistry and an M.B.A. from Indiana University. Mr. Popoff is on our Compensation Committee, Executive Committee, and the subcommittee of the Compensation Committee.

     Craig D. Slater has been President of Anschutz Investment Company since August 1997 and Executive Vice President of Anschutz Company and The Anschutz Corporation since August 1995. Mr. Slater served as Corporate Secretary of Anschutz Company and The Anschutz Corporation from September 1991 to October 1996 and held various other positions with those companies from 1988 to 1995. He has been a Director of Forest Oil Corporation since 1995. Mr. Slater earned a bachelor's degree in accounting from the University of Colorado-Boulder, a master's degree in tax from the University of Denver and a master's degree in finance from the University of Colorado-Denver. Mr. Slater serves on our Compensation Committee and Executive Committee.

     W. Thomas Stephens has been the Chairman of Mail-Well, Inc. since January 2001. Mr. Stephens served as President, Chief Executive Officer and a director of MacMillan Bloedel Limited, Canada's largest forest products company from 1996 to 1999. He served from 1986 until his retirement in 1996 as President and Chief Executive Officer of Manville Corporation, an international manufacturing and resources company. He also served as a member of the Manville Corporation board of directors from 1986 to 1996, and served as Chairman of the Board from 1990 to 1996. Mr. Stephens is a director of Trans Canada Pipelines, Norske Skog Canada Ltd., The Putnam Funds, and Xcel Energy Inc. Mr. Stephens earned a bachelor's and a master's degree in industrial engineering from the University of Arkansas. He serves on the Audit Committee.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

     OUR BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES NAMED ABOVE FOR CLASS I DIRECTOR. PROXIES WILL BE VOTED FOR EACH OF THE NOMINEES NAMED ABOVE FOR CLASS I DIRECTOR UNLESS YOU OTHERWISE SPECIFY ON YOUR PROXY CARD OR THROUGH THE TELEPHONE OR INTERNET VOTING SYSTEMS.

                       EXECUTIVE OFFICERS AND MANAGEMENT

     The following is a list of our executive officers followed by their biographical information (other than Mr. Nacchio whose biographical information appears on page 9 above):

NAME                                   AGE(1)                 POSITION
----                                   ------                 --------
Joseph P. Nacchio....................    51     Chairman and Chief Executive Officer
Stephen M. Jacobsen..................    42     Executive Vice President -- Global
                                                  Business Markets
Ross B. Lau..........................    54     Executive Vice President and
                                                President --  International
Afshin Mohebbi.......................    37     President -- Worldwide Operations
James A. Smith.......................    48     Executive Vice President -- Small
                                                  Business and Consumer Markets
Robin R. Szeliga.....................    40     Senior Vice President -- Finance and
                                                  interim Chief Financial Officer
Drake S. Tempest.....................    47     Executive Vice President, General
                                                  Counsel, Chief Administrative
                                                  Officer and Corporate Secretary
Marc B. Weisberg.....................    43     Executive Vice President -- Corporate
                                                  Development
Lewis O. Wilks.......................    47     Executive Vice President -- Internet
                                                  Business Development and Chief
                                                  Strategy Officer

---------------

(1) As of February 28, 2001.

     Stephen M. Jacobsen has been our Executive Vice President -- Global Business Markets since September 1998 after having been Senior Vice
President -- Consumer Markets since March 1997. Before joining us, Mr. Jacobsen had a 16-year career at AT&T, where he held key managerial positions in marketing, sales, product management and network operations, including, most recently, Regional Vice President -- Consumer and Small Business Markets. Mr. Jacobsen earned two bachelor's degrees from the University of Arizona and a master's degree in management from the Massachusetts Institute of Technology in the Sloan Fellows Program.

     Ross B. Lau has been our Executive Vice President and
President -- International since July 2000. Mr. Lau is responsible for developing our business interests outside North America, achieving significant revenue growth through the marketing of the our submarine and terrestrial cable facilities, and developing strategic partnerships in selected key countries. Before joining us, Mr. Lau held several positions with Nortel Networks since 1973, including, most recently, President and Chief Operating Officer for the Asia Pacific region. Mr. Lau earned a bachelor's degree in engineering physics from McMaster University in Canada.

     Afshin Mohebbi has been our President -- Worldwide Operations since June 2000, and served as our President and Chief Operating Officer from May 1999 to June 2000. Before joining us, he had been the President and Managing Director of British Telecommunications since 1997, where he was responsible for its business division and its United Kingdom operations. From 1983 to 1997, he held various positions at Pacific Bell and SBC Corporation, following its acquisition of Pacific Bell. Mr. Mohebbi is on the board of directors of KPMG Consulting Inc. and is a member of the Denver Chamber of Commerce. Mr. Mohebbi earned a bachelor's degree in electrical engineering and an M.B.A. (graduating as a dean's scholar) from the University of California at Irvine, and a telecommunications engineering certificate from the University of California at Los Angeles.

     James A. Smith became our Executive Vice President -- Small Business and Consumer Markets in January 2001, and has been President of Dex, our yellow pages unit, since June 2000. Mr. Smith held several operational, marketing and management positions with U S WEST between 1979 and 2000, including, most recently, President of U S WEST Dex, Inc. since 1997. Mr. Smith earned a bachelor's degree from Willamette University in Salem, Oregon and a J.D. from the University of Washington, where he also studied business economics and finance.

     Robin R. Szeliga has been our Senior Vice President -- Finance since February 1999 and became our interim Chief Financial Officer in March 2001. From October 1997 to February 1999, Ms. Szeliga was our Vice President -- Finance. Before joining us, she held various executive financial management positions at Tele-Communications, Inc. from 1986 to 1997, including, most recently, as Vice President of Business Decision Support. Ms. Szeliga is a certified public accountant and earned a bachelor's degree in accounting and finance from the University of Northern Colorado.

     Drake S. Tempest has been our Executive Vice President, General Counsel and Corporate Secretary since October 1998, and our Chief Administrative Officer since June 2000. As our chief legal officer, Mr. Tempest is responsible for guiding our legal policy, assuring compliance with legal requirements and supervising our regulatory activities. He has served on the board of directors of KPNQwest N.V. since 1999. Before joining us, Mr. Tempest had been a partner in the New York office of the law firm of O'Melveny & Myers LLP since 1989, where his practice included general corporate matters emphasizing mergers and acquisitions and securities transactions. Mr. Tempest earned a bachelor's degree from Williams College, completed graduate studies at Oxford University and earned a J.D. from Yale University.

     Marc B. Weisberg has been our Executive Vice President -- Corporate Development since October 2000, and before that he was our Senior Vice
President -- Corporate Development since September 1997. Mr. Weisberg oversees our merger and acquisition activity and strategic alliances. He is also President and Chief Executive Officer of Qwest Investment Company, our wholly-owned venture capital subsidiary. Before joining us, Mr. Weisberg was the founder and owner of Weisberg & Company since 1989, where he provided investment banking and advisory services to clients in several industries, including telecommunications, multimedia and emerging technologies. Mr. Weisberg earned a bachelor's degree from Michigan State University.

     Lewis O. Wilks has been our Executive Vice President -- Internet Business Development and Chief Strategy Officer since October 2000, before which he served as our President -- Internet and Multimedia Markets since 1998 and before that as our President -- Business Markets since October 1997. He has served on the board of directors of Salus Media Corp. since 1997 and Portal Software, Inc. since 2000. He is also the chairman of the Special Olympics of Colorado and co-chairman of the Colorado Commission of Science and Technology. Mr. Wilks has extensive senior-level management experience in delivering communications services to the corporate sector. Before joining us, he held several senior level positions at GTE, including President of U.S. Operations from 1995 to 1996 and President of GTE Communications Corporation from 1996 to 1997. Mr. Wilks earned a bachelor's degree in public relations and computer science from Central Missouri State University.

                       COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid or accrued to our chief executive officer and the four other most highly-compensated executive officers of our Company and its operating subsidiaries during the last three completed fiscal years. The position identified in the table for each person is their current position with us unless we indicate otherwise.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM COMPENSATION
                                                                                    -----------------------
                                                                                      AWARDS      PAYOUTS
                                                                                    ----------   ----------
                                                                                    NUMBER OF
                                        ANNUAL COMPENSATION                         SECURITIES
                                   ------------------------------   OTHER ANNUAL    UNDERLYING      LTIP        ALL OTHER
NAME/PRINCIPAL POSITION            YEAR    SALARY        BONUS      COMPENSATION     OPTIONS      PAYOUTS      COMPENSATION
-----------------------            ----   --------    -----------   ------------    ----------   ----------    ------------
Joseph P. Nacchio................  2000   $854,615(1)  $1,963,736(2)        --             --    $1,107,913(3)  $    6,245(4)
  Chairman and Chief               1999    679,672        863,006           --      9,000,000     1,107,894(3)   2,248,003
  Executive Officer                1998    630,000        567,128           --             --     1,107,909      1,686,596
Afshin Mohebbi...................  2000   $561,058(5)  $  636,414(6)  $232,667(7)     400,000            --     $    1,737(8)
  President -- Worldwide           1999    305,769        311,062      318,660(9)   2,700,000            --            386
  Operations                       1998         --             --           --             --            --             --
Stephen M. Jacobsen..............  2000   $350,000(10) $  402,804(6)        --      1,000,000    $2,823,248(11)  $    1,232(12)
  Executive Vice President --      1999    235,000        223,879           --        700,000            --            726
  Global Business Markets          1998    207,353        245,245           --             --            --             --
Lewis O. Wilks...................  2000   $334,615(13) $  365,471(6)        --             --            --     $    1,414(14)
  Executive Vice President --      1999    299,796        302,839           --      1,000,000            --            726
  Internet Business Development    1998    279,875        243,669     $200,000(15)         --            --             --
  and Chief Strategy Officer
Drake S. Tempest.................  2000   $298,077(16) $  289,387(6)        --        200,000            --     $    4,284(17)
  Executive Vice President,        1999    250,000        224,258     $300,000(18)    400,000            --            726
  General Counsel and              1998     54,968             --      200,000(18)    900,000            --             --
  Chief Administrative Officer

---------------

 (1) The amount includes a $4,615 payment attributable to a salary increase retroactive to 1999.

 (2) The amount includes: (a) a $750,000 one-time cash payment paid in recognition of the increased responsibilities that Mr. Nacchio undertook in closing the Merger and that he will take in managing the combined company following the Merger, and (b) $1,213,736 in quarterly cash bonuses earned and paid during or with respect to the fiscal year.

 (3) The amount represents what we paid Mr. Nacchio for his growth shares under his growth share agreement. Mr. Nacchio received shares of our common stock as payment for his growth shares.

 (4) The amount represents: (a) a $723 payment for life insurance premiums, (b) a $278 payment for long-term disability allowance, (c) a $698 payment for short-term disability allowance and (d) a $4,546 matching contribution by us to Mr. Nacchio's 401(k) plan.

 (5) The amount includes a $2,885 payment attributable to a salary increase retroactive to 1999.

 (6) The amount represents the aggregate amount of quarterly cash bonuses earned and paid during or with respect to the fiscal year.

 (7) The amount represents our forgiveness of $200,000 in principal, and $32,667 in imputed interest, of a non-interest bearing loan.

 (8) The amount represents: (a) a $204 payment for life insurance premiums, (b) a $278 payment for long-term disability allowance, (c) a $698 payment for short-term disability allowance, and (d) a $557 matching contribution by us to Mr. Mohebbi's 401(k) plan.

 (9) The amount represents: (a) our forgiveness of $100,000 in principal, and $22,333 in imputed interest, of a non-interest bearing loan, (b) a $28,327 payment for relocation expenses, and (c) a $168,000 transition payment.

(10) The amount includes a $29,615 payment attributable to a salary increase retroactive to 1999.

(11) The amount represents what we paid Mr. Jacobsen for his growth shares under his growth share agreement. Mr. Jacobsen received shares of our common stock as payment for his growth shares.

(12) The amount represents: (a) a $256 payment for life insurance premiums, (b) a $278 payment for long term disability allowance and (c) a $698 payment for short-term disability allowance.

(13) The amount includes a $5,000 payment attributable to a salary increase retroactive to 1999.

(14) The amount represents: (a) a $438 payment for life insurance premiums, (b) a $278 payment for long term disability allowance and (c) a $698 payment for short-term disability allowance.

(15) The amount represents transition payments.

(16) The amount includes a $6,731 payment attributable to a salary increase retroactive to 1999.

(17) The amount represents: (a) a $438 payment for life insurance premiums, (b) a $278 payment for long term disability allowance, (c) a $698 payment for short-term disability allowance and (d) a $2,870 matching contribution to Mr. Tempest's 401(k) plan.

(18) The amount represents a guaranteed signing bonus and transition payment we paid pursuant to Mr. Tempest's employment letter.

STOCK OPTION GRANTS

     The following table provides details regarding the stock options that we granted in 2000 to each of our named executive officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                 POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED ANNUAL
                                                                                                 RATES OF SHARE PRICE
                                               PERCENT (%) OF                                   APPRECIATION FOR OPTION
                               NUMBER OF       TOTAL OPTIONS                                            TERM(1)
                              SECURITIES       GRANTED TO ALL                                  -------------------------
                              UNDERLYING         EMPLOYEES                        EXPIRATION
NAME                        OPTIONS GRANTED     DURING 2000      EXERCISE PRICE      DATE          5%            10%
----                        ---------------   ----------------   --------------   ----------   -----------   -----------
Joseph P. Nacchio.........            --              --                  --         --                 --            --
Afshin Mohebbi............       400,000(2)            *            $41.2500       5/26/10     $10,376,685   $26,296,050
Stephen Jacobsen..........     1,000,000(3)         2.29%           $43.8750      10/18/10     $27,592,549   $69,923,588
Lewis O. Wilks............            --              --                  --         --                 --            --
Drake S. Tempest..........       200,000(4)            *            $43.8750      10/18/10     $ 5,518,510   $13,984,718

---------------

(1) The potential realizable value is based on the appreciated value of our common stock minus the per share exercise price, multiplied by the number of shares subject to the option. The appreciated value of our common stock is calculated assuming that the fair market value of our common stock on the date of grant appreciates at the indicated rate, compounded annually, for the entire term of the option. The 5% and 10% rates of appreciation are set by the Securities and Exchange Commission and do not represent our estimate or projection of future increases in the price of our shares of common stock.

(2) We granted Mr. Mohebbi the non-qualified stock option effective May 26, 2000 under our Equity Incentive Plan. The option vests in four equal annual installments of 25% beginning on May 26, 2001. Generally, upon a change in control, the options will vest and become immediately exercisable.

(3) We granted Mr. Jacobsen the non-qualified stock option effective October 18, 2000 under our Equity Incentive Plan. The option vests in four annual installments at the rate of 20% on the first year anniversary of the grant date, 30% on the second anniversary, and 25% on each of the third and fourth anniversaries of the grant date. Generally, upon a change in control, the options will vest if Mr. Jacobsen's employment terminates under certain circumstances.

(4) We granted Mr. Tempest the non-qualified stock option effective October 18, 2000 under our Equity Incentive Plan. The option fully vests on the fourth anniversary of the grant date. Generally, upon a change in control, the options will vest if Mr. Tempest's employment terminates under certain circumstances.

 *  Less than 1% of the total options granted to employees during 2000.

OPTION EXERCISES AND HOLDINGS

     The following table provides information for the named executive officers concerning options they exercised during 2000 and unexercised options they held at the end of 2000:

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                  NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                      SHARES                     UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                                     ACQUIRED                  OPTIONS AT FISCAL YEAR END       AT FISCAL YEAR END(1)
                                        ON          VALUE      ---------------------------   ----------------------------
NAME                                 EXERCISE     REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                                 ---------   -----------   -----------   -------------   ------------   -------------
Joseph P. Nacchio..................  2,175,000   $93,454,973    6,662,902      9,150,000     $183,950,158   $168,431,250
Afshin Mohebbi.....................         --            --      595,000      2,505,000     $  3,863,125   $ 11,899,375
Stephen M. Jacobsen(2).............    862,000   $37,497,362      175,000      1,525,000     $  2,165,625   $  3,496,872
Lewis O. Wilks(2)..................  1,015,000   $37,186,152      225,000        750,000     $  2,784,375   $  9,281,250
Drake S. Tempest...................    295,000   $ 9,766,292      140,000      1,040,000     $  2,296,248   $ 14,405,598

---------------

(1) Based on the last sales price of our shares of common stock on December 29, 2000 ($40.875) minus the per share exercise price of the unexercised options, multiplied by the number of shares represented by the unexercised options.

(2) As a result of the issuance of shares of our common stock in the Merger, options granted before June 1998 to all our employees (other than Mr. Nacchio) vested and became exercisable in accordance with their terms. Accordingly, all options granted to Messrs. Jacobsen and Wilks before June 1998 vested in June 2000.

LONG TERM INCENTIVE PLAN AWARDS -- QWEST DIGITAL MEDIA, LLC

     The following table sets forth information with respect to the named executive officers concerning the grant of long-term incentive plan awards in 2000 under the Qwest Digital Media, LLC Growth Share Plan.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN FISCAL YEAR 2000

                                               NUMBER OF
NAME                                         GROWTH SHARES        PERFORMANCE PERIOD
----                                         -------------        ------------------
Joseph P. Nacchio..........................    1,000,000     May 1, 2000 to April 30, 2005
Lewis O. Wilks.............................      750,000     May 1, 2000 to April 30, 2005
Drake S. Tempest...........................      250,000     May 1, 2000 to April 30, 2005

     Qwest Digital Media, LLC ("QDM"), a 75% subsidiary of Qwest, adopted a growth share plan that provides for the grant of growth shares to selected persons who can significantly affect the long-term financial success of QDM, including, employees and directors of QDM, certain affiliates of QDM (including Qwest) and other individuals selected by QDM's management committee. The growth share plan is unfunded and is a general, unsecured obligation of QDM.

     A growth share is a unit of value based on the increase in the value of QDM over a specified performance cycle, normally five years, or other specified measuring period. In the case of Messrs. Nacchio, Tempest and Wilks, QDM's management committee set the per unit value on the grant date at $1.00. The value of a growth share is generally equal to (1) the per unit value of a QDM limited liability company interest at or near the date of a triggering event (as defined below), minus (2) the per unit value of a QDM limited liability company interest as of a date determined by QDM's management committee, in its sole discretion, at the time of grant of a growth share, minus (3) an amount equal to 9% of each capital contribution or addition to the capital of QDM, divided by the number of outstanding limited liability company interests or shares of common stock determined on a fully diluted basis at the time of such capital contribution or addition to the capital, compounded annually for the period beginning on the date of each such capital contribution or other addition to the capital of QDM through the end of the measuring period, reduced appropriately for any returns of capital, plus (4) dividends paid during the measuring period, divided by the number of limited liability company interests then outstanding. If QDM converts into a corporation, the value of growth shares will be measured by reference to the number of outstanding shares of common stock of QDM.

     The maximum number of growth shares that QDM's management committee may grant under the growth share plan is 12,750,000. The value of QDM for the purpose of determining the value of growth shares will be based on the trading price of QDM's equity securities over the 20 consecutive trading days ending on the last day of the measuring period if all classes of QDM's outstanding equity securities are publicly traded and QDM is subject to the reporting and disclosure rules of the Securities Exchange Act of 1934. Otherwise, the value will be determined by an independent appraisal.

     Payment for growth shares is generally made upon the occurrence of certain triggering events, including the end of a performance cycle, the termination of the growth share plan and a "change in control" (see "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" below).

     If QDM consummates an initial public offering, the value of the growth shares will be capped at a value generally determined by the per share price of QDM's common stock in such initial public offering. In addition, upon an initial public offering, all participants in the growth share plan will receive a non-qualified stock option from QDM entitling them to purchase an equivalent number of shares of QDM's common stock at a price per share equal to the purchase price of QDM's common stock in its initial public offering. Unless otherwise provided in an agreement, the growth shares will vest at the rate of 20% per year. In addition, the growth shares will become fully vested on death, disability or retirement after age 65.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Joseph P. Nacchio. We have an employment agreement with Mr. Nacchio dated as of December 21, 1996, and amended as of January 3, 1997. Mr. Nacchio serves as our Chairman and Chief Executive Officer. Effective March 1, 2001, Mr. Nacchio's base salary is $1.2 million, which is subject to annual review and may be increased (but not reduced) at the sole discretion of our Board. Mr. Nacchio's bonus is at the discretion of our Board and is currently a target bonus equal to 200% of his base salary. In accordance with his employment agreement, we paid Mr. Nacchio an aggregate of $10,735,861 between 1997 and 1999 to compensate him for benefits that he lost or forfeited as a result of leaving his former employment. Mr. Nacchio may participate in the employee benefit plans available to our senior executives according to the plans' terms and conditions.

     In accordance with Mr. Nacchio's 1996 employment agreement, we granted 300,000 growth shares under our Growth Share Plan to Mr. Nacchio, with a five-year performance cycle commencing January 1, 1997. In June 1997, the value of each growth share was capped at a value generally determined by the $5.50 per share price of our common stock in our initial public offering (as adjusted to reflect subsequent stock splits). In addition, we modified the performance cycle associated with Mr. Nacchio's growth share agreement so that his growth shares would vest over four years, as follows: (1) 20% on January 1, 1998, (2) 20% on January 1, 1999, (3) 20% on January 1, 2000 and (4) 40% on January 1, 2001. Our
growth share agreement with Mr. Nacchio provided for terms that were different from the general terms of our Growth Share Plan in certain respects. Annually, Mr. Nacchio had the right to elect to receive payment for up to 20% of his vested growth shares in shares of our common stock and those growth shares were canceled. Additionally, a change in control would not result in full vesting of, or payment for, his growth shares unless Mr. Nacchio was terminated without cause (as defined below) or resigned for good reason (generally, resignation after a reduction in title or responsibility) after the change in control.

     If we terminate Mr. Nacchio's employment other than for cause ("cause" includes any willful misconduct materially detrimental to our Company, felony conviction, or nonfeasance with respect to duties set forth in the employment agreement), or if Mr. Nacchio resigns for good reason, which for this purpose includes a change in control of our Company, we will be obligated to pay him an amount equal to two times his base salary at the rate in effect on the date of termination. Mr. Nacchio will also be entitled to a continuation of benefits, including welfare benefits, for two years following termination. For this purpose, change in control means the acquisition of 20% or more of our Company by an individual, entity (not controlled by Mr. Anschutz) or group if the new acquirors own a larger percentage of our Company than entities controlled by Mr. Anschutz. If Mr. Nacchio receives any payments that are subject to the excise tax of Section 4999 of the Internal Revenue Code, we will reimburse him in full for the excise tax.

     Afshin Mohebbi. We have an employment agreement with Mr. Mohebbi dated May 20, 1999. Mr. Mohebbi serves as our President -- Worldwide Operations. His current base salary is $660,000, which is subject to annual review and may be increased (but not reduced) at the sole discretion of the Board. Mr. Mohebbi is eligible to receive a target bonus of 105% of his base salary. In accordance with his employment agreement, we reimbursed Mr. Mohebbi for relocation expenses in the amount of $28,327 and paid him a transition payment of $168,000. We also granted him a non-qualified stock option under our Equity Incentive Plan covering 1,600,000 shares of our common stock with an exercise price of $39.4375. The option becomes exercisable in annual installments of 20% and fully vests at the end of the first five years of his employment. In addition, we granted Mr. Mohebbi 400,000 options during 2000 with an exercise price of $41.25 in exchange for certain amendments to Mr. Mohebbi's employment agreement.

     If Mr. Mohebbi's employment is terminated for reasons other than cause, or if he resigns for "good reason," he will be entitled to 12 months' of his then current base salary, his target bonus for the year of termination, and a continuation of his employee benefits for a period of two years, unless he obtains employee benefits from another employer before the end of the two-year period. The term "good reason" includes: (1) any diminution of Mr. Mohebbi's titles, offices, positions, or authority, (2) the assignment to Mr. Mohebbi of any duties inconsistent with his position, authority or material responsibilities or the removal of his authority or material responsibilities,
(3) our failure to make any payments due under the employment agreement or to comply with the material terms of the employment agreement or (4) a change in control of our Company (as defined in the Equity Incentive Plan).

     Pursuant to the employment agreement, we loaned Mr. Mohebbi $600,000 under a separate loan agreement. The loan is unsecured and does not bear interest. The loan agreement modifies the terms of the employment agreement and provides that the principal amount is forgiven in thirty-six equal monthly increments beginning July 1, 1999. In addition, we will forgive any unpaid balance on the loan in the event of a change in control, termination of Mr. Mohebbi's employment without cause or Mr. Mohebbi's resignation for good reason. As of December 31, 2000, the outstanding principal balance was $300,000.

     Stephen M. Jacobsen. We have an employment agreement with Mr. Jacobsen dated October 18, 2000 that is in effect until October 18, 2003. Mr. Jacobsen serves as our Executive Vice President -- Global Business Markets. His current base salary is $600,000 and he is eligible to receive a target bonus of 105% of his base salary, starting with the fourth quarter of 2000. We also agreed to grant Mr. Jacobsen an option for 1 million shares of our common stock more fully described on page 15 above. If we terminate Mr. Jacobsen's employment without cause, or if Mr. Jacobsen resigns with good reason, he will be entitled to receive two times his base salary and bonus. The term "good reason" includes, among other things, (1) a material breach by us of any provision of Mr. Jacobsen's employment agreement, (2) Mr. Jacobsen suffers a material diminution of his responsibilities during the term of the employment agreement, (3) there is a change in Mr. Jacobsen's current reporting relationship to the CEO or (4) we require Mr. Jacobsen to perform his job outside of Denver, Colorado, except for normal business trips.

     Drake S. Tempest. We have a letter agreement with Mr. Tempest dated October 6, 1998. Mr. Tempest serves as our Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary. Mr. Tempest's current base salary is $400,000 and his target bonus is 100% of his base salary. If Mr. Tempest's employment terminates following a change in control or he resigns following a material diminution in his duties and responsibilities he is entitled to receive one year's base salary.

     Lewis O. Wilks. We have a letter agreement with Mr. Wilks dated October 8, 1997. Mr. Wilks serves as our Executive Vice President -- Internet Business Development and Chief Strategy Officer. Mr. Wilks's current base salary is $400,000 and his target bonus is 100% of his base salary.

     The named executive officers are also covered by our severance policy that provides for a lump-sum pay-out of one year's annual base salary, pro rated target bonus (if applicable) and one year of continued medical, dental and vision at employee rate, followed by COBRA option.

  Change in Control.

     Equity Incentive Plan. Unless otherwise provided by the Compensation Committee, our Equity Incentive Plan provides that, on a "change in control," all awards granted under the Equity Incentive Plan will vest immediately. For this purpose, a "change in control" is defined as either (1) the acquisition by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934), other than the Anschutz Entities or a trustee or other fiduciary holding securities under an employee benefit plan of Qwest of 50% or more of either (A) the then outstanding shares of common stock or (B) the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors or (2) at any time during any period of three consecutive years after June 23, 1997, individuals who at the beginning of such period constitute the Board (and any new director whose election to the Board or whose nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election and nomination for election was previously so approved) cease for any reason to constitute a majority thereof. Options granted under the plan before June 1, 1998, except for the option granted to Mr. Nacchio, were subject to a different definition of change in control that was triggered by the Merger. Our Company has granted options since June 1999 that have acceleration triggers following a change in control based on termination without cause or diminution in duties or responsibilities.

     QDM Growth Share Plan. The QDM Growth Share Plan provides that a change in control will be deemed to have occurred if any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than (1) our Company, (2) any entity or organization controlled by our Company, or (3) any entity or organization affiliated with our Company, acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (x) the then-outstanding membership interests or shares of common stock of QDM or (y) the combined voting power of the then-outstanding voting securities of QDM entitled to vote generally in the election of directors. A change of control will not occur if our Company is merged with or into any other company or all of the shares of our Company are acquired by any other company.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Under Section 16(a) of the Exchange Act, our directors and officers and persons holding more than 10% of our shares are required to file forms reporting their beneficial ownership of our shares. They are also required to furnish us copies of the forms they filed. Based solely on the review of copies of the forms provided to us and written certifications from each person required to file, we believe that during 2000, all directors, officers and persons holding more than 10% of our shares were in compliance with their filing requirements, except that Greg Casey, Executive Vice President -- Wholesale Markets, exercised options for 87,500 shares of our common stock in November 2000 that was not reported until February 2001.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This section of the proxy statement will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under such Acts.

  General

     Philip F. Anschutz, Thomas J. Donohue, Jordan L. Haines, Marilyn Carlson Nelson, Frank P. Popoff (Chairman) and Craig D. Slater presently serve on the Compensation Committee. The Board appointed Mr. Donohue to the Compensation Committee effective January 1, 2001 to replace Mr. George J. Harad who resigned effective January 1, 2001. Messrs. Haines and Popoff act as a separate subcommittee of the Compensation Committee and determine matters referred to them or delegated to them by the full Compensation Committee from time to time on any such matters that a member of the Compensation Committee has recused himself or herself as required by law, upon advice of counsel, as required by the

Company's organizational documents, or for any other reason. The subcommittee's policies are the same as the full Compensation Committee. None of the Compensation Committee members are executive officers or employees of our Company.

     The Compensation Committee's philosophy is to link executives' total compensation to our short-term and long-term performance to maximize long-term stockholder value. The policy is designed to provide a competitive compensation program that will enable us to attract, motivate, reward and retain executives and other employees who have the skills, experience and talents required to promote our short and long-term financial performance and growth.

     Our executive compensation has three elements: (1) base salary, (2) annual or short term incentive compensation and (3) long-term incentive compensation in the form of stock options. Generally, the Compensation Committee's cash compensation policy is designed to provide executive officers and other management personnel with a base salary that is competitive but somewhat below the norm for our industry, and use quarterly incentive cash bonuses to yield total cash compensation that approximates the total cash compensation paid to the management of our competitors. The quarterly incentive cash bonuses are determined based on our results of operations relative to quarterly performance goals relating to revenue and earnings before interest, taxes, depreciation and amortization (EBITDA). Awards of options under our Equity Incentive Plan will be based on criteria that reflect contributions to long-term stockholder value. Stock option grants are generally made at levels comparable to competitive organizations to direct executive performance toward increased stockholder value. The Compensation Committee has used, and expects to continue to use, stock-based incentive grants, including options, as a significant component of executive compensation.

     The Compensation Committee endeavors to maximize the deductibility of compensation under Section 162(m) of the Internal Revenue Code to the extent practicable while maintaining competitive compensation. Section 162(m) of the Internal Revenue Code denies a tax deduction to any publicly-held corporation, such as our Company, for compensation in excess of $1 million paid to any named executive officer unless such compensation is "performance-based" under Section 162(m). Compensation paid pursuant to agreements entered into before we became a publicly-held company are not subject to the deduction limitation for a transition period. The Compensation Committee has taken all action required under Section 162(m) so that compensation attributable to the exercise of options under our Equity Incentive Plan will be deductible.

  Base Salary

     We previously negotiated Mr. Nacchio's base salary for the years 1997 through 2001 within the context of an employment agreement that we signed on December 21, 1996 and amended on January 3, 1997. In 1999, the Compensation Committee approved an increase in Mr. Nacchio's base salary to $1 million, which became effective on the closing of the Merger. His salary increased in recognition of his additional duties and responsibilities in connection with the implementation of the Merger and his expected role in the management of the combined company.

     The base salaries of certain other officers also were negotiated within the context of employment agreements. Except as affected by those agreements, the base salaries of all executive officers and other key management personnel are set at the discretion of the Compensation Committee, based on the recommendations of the Chief Executive Officer.

  Cash Bonus

     In 1999, the Compensation Committee, in recognition of the increased responsibilities that Mr. Nacchio was then anticipated to undertake in closing the Merger and managing the combined company following the Merger, authorized the following changes to the terms of Mr. Nacchio's employment, both of which took effect in 2000: (1) a one-time cash payment of $750,000 that we paid at the closing of the Merger and (2) an increase in Mr. Nacchio's target annual bonus from 110% of his base salary to 150% of his base salary that became effective on the closing of the Merger.

     The Compensation Committee authorized bonuses for certain of the other named executive officers for 2000 based on our operational and financial results as measured by revenue and EBITDA and our subjective assessment of the contributions of those individuals.

  Quarterly Bonus

     During 2000, all employees were covered by a quarterly cash bonus plan based on quarterly revenue and EBITDA results, internal departmental targets set by the heads of each business unit and a subjective assessment of their individual contributions. Quarterly target bonuses generally range from 5% for those employees in the lowest salary grade to 60% for vice presidents and to 100% for executive vice presidents.

  Growth Shares

     Before our initial public offering of common stock in June 1997, our Growth Share Plan provided the long-term incentive compensation element of executive compensation. Pursuant to his employment agreement, Mr. Nacchio received a grant of 300,000 growth shares at the time of his employment. Some of our other named executive officers also received growth share grants under our Growth Share Plan. All of the outstanding growth shares, including those held by Mr. Nacchio and the other named executive officers, were amended at the time of the initial public offering of our shares of common stock to cap the value of the growth shares at a value generally determined by the $5.50 per share price (as adjusted to reflect subsequent stock splits) of our shares of common stock in the initial public offering and to provide that the growth share grants will terminate and become payable on a date in 2001 selected by our Company. Mr. Nacchio vested in 20% of his growth shares in January 2000 and was paid the equivalent of approximately $1.1 million in our shares of common stock for a portion of his vested growth shares in the same month. The outstanding growth shares held by our named executive officers, other than Mr. Nacchio, became fully vested on the closing of the Merger and were paid in August 2000. The Compensation Committee does not intend to grant any additional growth shares under our Growth Share Plan. The individuals who held growth shares at the time of the initial public offering also received stock options pursuant to our Equity Incentive Plan to provide incentive compensation with respect to appreciation in our shares of common stock after the initial public offering.

  Stock Options

     The Compensation Committee believes that long-term incentive compensation in the form of stock options is the most direct way of making executive compensation dependent on increases in shareowner value. Our Equity Incentive Plan provides the means through which executive officers can build an investment in our shares of common stock that will align their economic interests with the interests of our shareowners. The value of stock options historically has increased as a result of increases in the price of our common stock, and such options are highly valued by our employees. The Compensation Committee believes that the grant of stock options has been and will continue to be a significant component of our success in attracting and retaining talented management and employees in an extremely competitive environment.

     The exercise price of each option has generally been the market price of our shares of common stock on the grant date. The option grants generally provide for delayed vesting over a period of five years and have a term of ten years. The Compensation Committee believes that stock options give the executive officers greater incentive throughout the term of the options to strive to operate our Company in a manner that directly affects the financial interests of the shareowners both on the long term, as well as the short term, basis.

     In determining the number of option shares to grant to executive officers, the Compensation Committee considers on a subjective basis the same factors as it does in determining the other components of compensation, with no single factor accorded special weight. The recommendation of the Chief Executive Officer is of paramount importance in determining awards to persons other than himself.

     The Compensation Committee intends to continue its practice of basing executive compensation on share price and other financial performance criteria, and on its qualitative evaluation of individual performance. The Compensation Committee believes that its compensation policies promote the goals of attracting, motivating, rewarding and retaining talented executives who will maximize value for our shareowners.

  Compensation Committee

         Philip F. Anschutz
         Thomas J. Donohue
         Jordan L. Haines
         Marilyn Carlson Nelson
         Frank P. Popoff, Chairman
         Craig D. Slater

PERFORMANCE MEASUREMENT COMPARISON

     The following graph compares the cumulative total shareowner return of our shares of common stock from June 23, 1997 (the date of our initial public offering) to December 31, 2000, against the cumulative total shareowner return of (1) the S&P 500 Index, (2) the S&P Telecommunications Long Distance 500 Index (which consists of AT&T, Global Crossing, Sprint's FON unit and WorldCom), (3) the S&P Telephone 500 Index (which consists of ALLTEL, BellSouth, CenturyTel, Qwest, SBC and Verizon), (4) the Nasdaq Composite Index (US Companies) and (5) our old peer index (the Nasdaq Telecommunications Stocks Index). All values assume that $100 was invested on June 23, 1997 in our common stock and each applicable index and all dividends were reinvested.

     In June 2000, we were added to the list of companies that comprise the S&P
500. As a result, we have changed our broad based equity market index comparison from the Nasdaq Composite Index (US Companies) to the S&P 500 Index as required by the SEC. In addition, as a result of our move from being listed on the Nasdaq to the NYSE on January 3, 2000, and the fact that the Merger broadened our line-of-business dramatically, we have elected to discontinue our comparison to the Nasdaq Telecommunications Stock Index and to compare our performance to two industry indexes in the long distance (S&P Telecommunications Long Distance 500 Index) and local telecommunications (S&P Telephone 500 Index) markets, which more closely reflect our combined business operations in the areas of local and long distance telecommunications and web hosting services. Accordingly, as required by the SEC, the share price performance graph also includes the Nasdaq Composite Index (US Companies) and our old peer index (the Nasdaq Telecommunications Stocks Index) which were used in last year's performance graph.

     This performance graph will not be deemed to be incorporated by reference by any general statement incorporating this proxy statement into any of our filings under the Securities Act of 1933 or under the Security Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not be deemed "soliciting material" or be deemed "filed" under either such Acts.

                      CUMULATIVE TOTAL SHAREHOLDER RETURN
                         (DIVIDENDS REINVESTED MONTHLY)

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------
      Company/Index          6/24/97     12/97      12/98      12/99      12/00
--------------------------------------------------------------------------------
 Qwest Communications
  International Inc.          $100      $270.45    $454.55    $781.82    $743.18
 S&P 500 Index                $100      $109.19    $140.40    $169.94    $154.47
 S&P Telephone 500 Index      $100      $122.45    $179.89    $190.17    $170.20
 S&P Telecommunications
  Long Distance 500 Index     $100      $134.15    $217.31    $253.98    $ 78.72
 NASDAQ Composite Index
  (US Companies)              $100      $108.75    $153.35    $284.99    $171.47
 Old Peer Index**             $100      $119.32    $208.84    $357.37    $141.87

** The Old Peer Index is comprised of companies that trade on the NASDAQ and have an SIC Code between 4800 and 4899.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Our Compensation Committee was composed of the following persons during 2000:

01/01/00 - 07/12/00            07/12/00 - 12/31/00
-------------------            -------------------
Philip F. Anschutz (Chairman)  Philip F. Anschutz
Jordan L. Haines               Jordan L. Haines
W. Thomas Stephens             George J. Harad
                               Marilyn Carlson Nelson
                               Frank P. Popoff (Chairman)
                               Craig D. Slater

     Following the Merger, our Board modified the composition of the Compensation Committee as detailed in the chart above. Messrs. Haines and Popoff act as a separate subcommittee of the Compensation Committee that generally considers matters relating to compensation and perquisites that are referred or delegated to it by the Compensation Committee. Other than service on our Board, we did not, nor did any of our subsidiaries, employ any of the members of the Compensation Committee during 2000.

     Mr. Anschutz is a director and Chairman (not an executive officer position) of our Company and a director and Chairman of Anschutz Company, our principal shareowner. Mr. Slater is the Executive Vice President of Anschutz Company. Certain transactions and relationships between us and Anschutz Company or its affiliates are described below.

     Certain affiliates of Anschutz Company indirectly provide facilities to us at prevailing market rates. We rent one of our corporate offices in Denver, Colorado from an entity in which Mr. Anschutz holds an interest, and rent telecommunications equipment used at that corporate office from an affiliate of Anschutz Company. The rental expenses totaled approximately $4.8 million for 2000.

     Affiliates of Anschutz Company incur certain costs on our behalf for corporate transportation services and allocate those costs to us based on actual usage. The cost to us for those services was approximately $1.3 million for 2000. During 2000, we paid various subsidiaries of Anschutz Company $116,547 for insurance charges primarily related to workers compensation deductibles attributable to periods when we were covered by an Anschutz Company insurance policy.

     In April 1999, we entered into a registration rights agreement with Anschutz Company generally covering all of the shares owned by Anschutz Company and one of its affiliates. The agreement provides for eight demand registrations and unlimited piggyback registrations. Demand registrations must cover at least 5 million shares.

     In July 1999, Anschutz Company and an affiliate of Anschutz Company entered into a three-year voting agreement with U S WEST relating to the Merger. Pursuant to the voting agreement, Anschutz Company and its affiliate have agreed that after the Merger, they will vote their shares of our common stock in favor of the designees named to our Board by the Continuing Directors and New Directors as described on page 8 above. The voting agreement will expire on July 17, 2002.

     In September 1999, we and Anschutz Digital Media, Inc. ("ADMI"), an affiliate of Anschutz Company, formed a joint venture called Qwest Digital Media, LLC that provides advanced digital production, post-production and transmission facilities, digital media storage and distribution services, telephony-based data storage and enhanced services, access and routing services. We contributed approximately $84.8 million consisting of a promissory note payable over nine years at an annual interest rate of 6%. At inception, we each owned 50% of the joint venture. Our initial investment in the joint venture is accounted for under the equity method. Our agreement with ADMI also provided that we would purchase certain telephony-related assets and all of the stock of Precision Systems, Inc., a telecommunications solutions provider, from ADMI in exchange for a promissory note in the amount of $34 million. The promissory note is payable over nine years and bears interest at an annual rate of 6%. During 2000, we paid approximately $2,119,728 in interest under the promissory note. As of December 31, 2000, there was $379,667 in accrued and unpaid interest due under the promissory note. In June 2000, we acquired an additional 25% ownership interest in Qwest Digital Media, LLC directly from ADMI. We paid approximately $48.2 million for the interest; approximately $4.8 million in cash at closing and the remaining $43.4 million with a promissory note payable in December 2000, at an annual interest rate of 8%, which we paid, with interest, on January 2, 2001. Because of our acquisition, we now own 75% of Qwest Digital Media, LLC and ADMI owns 25%.

     During 2000, we paid an employee of an Anschutz Company subsidiary $224,690 for legislative consulting services.

                             AUDIT COMMITTEE REPORT

     This section of the proxy statement will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under such Acts.

     Our Audit Committee is comprised of Linda G. Alvarado, Jordan L. Haines, Peter S. Hellman and W. Thomas Stephens (Chairman). The Audit Committee has four independent directors (as required under applicable New York Stock Exchange rules) and operates under a written charter adopted by our Board on July 12, 2000. The Audit Committee recommends and our Board appoints our independent accountants.

     Management is responsible for our Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     Our independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

     Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that our Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

  Audit Committee

         Linda G. Alvarado
         Jordan L. Haines
         Peter S. Hellman
         W. Thomas Stephens, Chairman

                              CERTAIN TRANSACTIONS

     See "Compensation Committee Interlocks and Insider Participation" above for descriptions of certain transactions and relationships between us and Mr. Anschutz, Anschutz Company or one or more of their affiliates.

     None of our directors or named executive officers was indebted to us or any of our subsidiaries at any time since the beginning of 2000 in excess of $60,000, except Mr. Mohebbi as described on page 18 above.

     Ms. Alvarado owns and, since 1978, has been the President and Chief Executive Officer of Alvarado Construction Inc. Alvarado Construction provided construction services to us during 2000. During 2000, we paid Alvarado Construction approximately $1.3 million for its services.

                                 PROPOSAL NO. 2

                    INCREASE THE NUMBER OF SHARES AUTHORIZED
                     UNDER THE EMPLOYEE STOCK PURCHASE PLAN

EMPLOYEE STOCK PURCHASE PLAN

     On November 1, 1998, our Board adopted the Qwest Communications International Inc. Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"). To receive favorable tax treatment under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), our Board solicited and received stockholder approval of the Employee Stock Purchase Plan at the 1999 Annual Meeting of Stockholders. The maximum number of shares authorized for issuance under the Employee Stock Purchase Plan is currently 1,520,000. As of March 5, 2001, approximately 1,354,402 of those shares had been issued under the Employee Stock Purchase Plan and the balance of approximately 165,598 shares remained available for plan purposes. On February 7, 2001, the Board amended, subject to stockholder approval of the amendment, the Employee Stock Purchase Plan to, among other things, increase the number of shares authorized under the Employee Stock Purchase Plan from 1.52 million to 7 million. As of March 5, 2001 there were 1,649,490,762 shares of our common stock outstanding.

     The affirmative vote of the holders of a majority of the shares of common stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the amendment to increase the number of authorized shares under the Employee Stock Purchase Plan. In addition, to receive favorable tax treatment under Section 423 of the Code, we must obtain stockholder approval of the amendment within 12 months of such amendment. The Employee Stock Purchase Plan is an appendix to the copy of this proxy statement that was filed electronically with the Securities and Exchange Commission and can be reviewed on the SEC's web site at http://www.sec.gov.

     The Board believes that this amendment is in our Company's and your best interests and is important to help assure our ability to continue to recruit and retain highly qualified employees.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AMEND THE EMPLOYEE STOCK PURCHASE PLAN.

     A summary of the material features of the Employee Stock Purchase Plan follows. This summary is qualified in its entirety by reference to the full text of the Employee Stock Purchase Plan.

     The Employee Stock Purchase Plan provides eligible employees of our Company and its designated subsidiaries with an opportunity to purchase shares of our common stock at a discount. The maximum number of shares of common stock that may be purchased under the Employee Stock Purchase Plan, if shareowners approve the proposal to amend the Employee Stock Purchase Plan, is 7 million.

     Eligible employees include each employee of our Company and of each adopting subsidiary if the employee customarily works for our Company or subsidiary more than 20 hours per week and more than 5 months in any calendar year. Nonemployee directors and employees who own 5% or more of the total combined voting power or value of all classes of our or any designated subsidiary's capital stock are not eligible to participate in the Employee Stock Purchase Plan.

     The Compensation Committee will determine the periods during which offers to purchase common stock are made under the Employee Stock Purchase Plan (each an "Offer"). It is currently expected that each Offer will last for one month (the "Offer Period"), although an Offer Period may be as long as 27 months. An Offer commenced under the plan on February 1, 2001 and lasted until February 28, 2001. A new one-month

Offer Period commenced on March 1, 2001 and it is expected that a new one-month Offer Period will commence on the first day of each month thereafter.

     An eligible employee may participate in an Offer by authorizing payroll deductions of up to 15% of base compensation per pay period. Each participant in an Offer Period will be granted a stock option for that Offer Period. Amounts withheld from a participant's compensation during an Offer Period will be held for the credit of the participant as part of our general funds and will not accrue any interest. On the last day of the Offer Period, the entire account balance of a participating employee is applied to exercise the participant's option and purchase shares of our common stock. The purchase price (or formula for determining the purchase price) for each Offer will be determined by the Compensation Committee before the start of the applicable Offer Period. Failing such a determination, the per share purchase price for each Offer will be equal to 85% of the fair market value of the common stock on the last trading day of the Offer Period. In no event, however, is an employee permitted to purchase more than 20,000 shares of our common stock during an Offer Period. As required by the Internal Revenue Code, a participant can not purchase more than $25,000 of stock (valued at the start of the applicable Offer Period) under the Employee Stock Purchase Plan in any one calendar year.

     An employee who is not eligible to participate in the Employee Stock Purchase Plan on the effective date of an Offer but who becomes eligible during the term of the Offer may participate in the Offer by authorizing payroll deductions as described above. Any employee who does not elect to participate in an Offer within the period for initial enrollment may also subsequently elect to participate in the Offer by authorizing payroll deductions. An employee may increase or decrease the rate of his or her withholding during an Offer Period, but not more frequently than once per payroll period. An employee may also withdraw from the plan during an Offer Period and receive a cash refund of his or her contributions for that period. An employee's election to participate in an Offer generally will continue in effect for all subsequent Offers unless the employee is no longer eligible to participate in the Employee Stock Purchase Plan or elects to withdraw from the plan or otherwise change the level of his or her contributions.

     Options granted under the Employee Stock Purchase Plan are not transferable by an employee other than by will or the laws of descent and distribution. The options may be exercised, during an employee's lifetime, only by the employee and may not be sold, pledged, assigned or otherwise transferred. Shares acquired under the Employee Stock Purchase Plan generally must be held by the purchaser for at least six months before they can be transferred.

     If a change in the outstanding common stock of our Company occurs due to a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or any other change in the structure of the common stock, adjustments may be made in the number, kind and price of shares available for purchase under the Employee Stock Purchase Plan and in the minimum and maximum number of shares that an individual employee is entitled to purchase.

     We have the right to terminate or amend the Employee Stock Purchase Plan at any time without shareowner approval unless shareowner approval is required by
Section 423 of the Code or another law or regulation. If we have not previously terminated the plan, it will terminate on the date that participants have exercised options to purchase a number of shares equal to or greater than the number of shares subject to the Employee Stock Purchase Plan.

ADMINISTRATION

     A committee designated by the Board may designate a plan administrator to administer the Employee Stock Purchase Plan. The committee has the exclusive right to interpret the provisions of the Employee Stock Purchase Plan and to determine any questions arising under the Employee Stock Purchase Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The federal income tax consequences of the Employee Stock Purchase Plan under current federal law, which is subject to change, are summarized in the following discussion which deals with general tax principles applicable to the Employee Stock Purchase Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

     The Employee Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. Participant contributions to the Employee Stock Purchase Plan are made on an after-tax basis (that is, the contributions are deducted from compensation that is taxable to the participant and for which we are generally entitled to a tax deduction). Generally, no taxable income will be recognized by a participant in connection with either the grant or the exercise of an option under the Employee Stock Purchase Plan. A participant will generally recognize income (or loss) upon a sale or disposition of the shares acquired under the Employee Stock Purchase Plan. If such shares are held by the participant for a period of at least two years after the first day of the Offer Period in which they were acquired and for a period of at least one year after the last day of the Offer Period in which they were acquired (the "Required Holding Period"), and the shares are sold at a price in excess of the price paid for the shares, the gain on the sale of the shares will be taxed as ordinary income to the extent of the lesser of:
(1) the amount by which the fair market value of the shares on the first day of the Offer Period in which they were acquired exceeded the purchase price of the shares, or (2) the amount by which the fair market value of the shares at the time of their sale exceeded the purchase price of the shares. Any portion of the gain not taxed as ordinary income will be taxed at capital gain tax rates. We will not be entitled to a federal income tax deduction with respect to any shares that are held for the Required Holding Period.

SPECIFIC BENEFITS

     The benefits that will be received by or allocated to persons eligible to participate in the Employee Stock Purchase Plan cannot be determined at this time because the amount of contributions set aside to purchase shares of Common Stock under the Employee Stock Purchase Plan (subject to the limits of the plan) are entirely within the discretion of each participant.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

     OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN. PROXIES WILL BE VOTED FOR THIS PROPOSAL UNLESS YOU OTHERWISE SPECIFY IN THE PROXY. MEMBERS OF OUR BOARD WHO ARE ALSO OUR EMPLOYEES ARE ELIGIBLE FOR AWARDS UNDER THE EMPLOYEE STOCK PURCHASE PLAN.

                                 PROPOSAL NO. 3

                              SHAREHOLDER PROPOSAL

     Mr. William A. Eckhardt, 16914 E. Britt Ct., Fountain Hills, AZ, 95268, who owns 200 shares of the Company's common stock, and Ms. Margaret A. Gagne, 4814 -- 168th Lane NE, Ham Lake, MN 55304, who owns 200 shares of the Company's common stock, have given notice of their intention to present a proposal at the 2001 Annual Meeting. The proposal and the proponents' supporting statement appear below in italics.

     Management of Qwest strongly opposes adoption of the proposal and asks shareholders to review Management's response, which follows the proposal and the proponents' supporting statement.

     The affirmative vote of the holders of a majority of the shares of common stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the proposal.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE SHAREHOLDER PROPOSAL.

  Shareholder Proposal

     The shareholders of Qwest request the Board of Directors to seek shareholder approval in advance for all future or renewed severance agreements with the Company's executive officers, including so-called "golden parachute" and "golden good-bye" provisions in employment agreements, that provide more generous pay-outs than the severance and retirement benefits available to the Company's other managers.

  Supporting Statement

     We believe that "golden parachute" severance agreements are among the most costly, wasteful and anti-shareholder forms of executive compensation. The Company's 2000 proxy reveals that our Company's CEO and five top executive officers are covered by multi-million dollar parachute provisions that can be triggered not just by a hostile change in control, but even by voluntary departures under a range of circumstances that we believe are contrary to stockholder interests.

     Severance provisions in the employment agreement with CEO Joseph Nacchio are extraordinary in our view -- and not only because they are so potentially costly. The parachute payments are triggered if Nacchio resigns following a "change in control" defined to include any other entity or group acquiring "20% or more of Qwest ... if the new acquirers own a larger percentage of Qwest than entities controlled by Philip F. Anschutz," the Company's largest shareholder. While this golden parachute may benefit our Company's CEO and largest stockholder -- who is also chairman of the Board's Compensation Committee -- in our opinion it is unnecessarily generous and potentially counterproductive.

     According to the 2000 proxy, if Nacchio is terminated or resigns "for good reason," which includes a change in control as defined, he receives a $2 million lump sum (two times base salary).

     Resolutions requesting stockholder approval of golden parachutes typically receive significant support (between 25 and 40 percent on average in recent years) and were approved by a majority of stockholders at seven public companies since 1990.

     Golden severance agreements also have proven to be extremely costly to shareholders at other companies. A 1996 study (by the independent Investor Responsibility Research Center) of 55 recently merged companies disclosing severance pay-outs triggered by a change in control, revealed a median cash pay-out of $11 million. And a 1990 study of 1,000 major U.S. firms by the United Shareholder Association found that the average annualized two-year return was 20% higher for the 559 companies without golden parachutes for top executives.

     We urge a VOTE FOR this resolution.

MANAGEMENT'S STATEMENT AGAINST SHAREHOLDER PROPOSAL

     Management of Qwest believes that the proposal submitted by the proponents is not in your best interests as a shareholder of the Company for the reasons set forth below. We recommend that you vote AGAINST the proposal.

     The proposal asks the Board to obtain shareholder approval before entering into any future severance arrangements (or renewing any existing severance arrangements) with our executive officers that provide "more generous pay-outs" than severance and retirement benefits available to other managers. We believe that the proposed standard of "more generous pay-outs" is subject to multiple interpretations. In our view, any attempt by our Board to make the standard more definitive will sacrifice some of our flexibility to adapt to evolving compensation practices in a competitive market for executive talent. In any case, whenever a proposed severance arrangement with a current or prospective executive officer might come within this standard (whether as part of an initial employment offer, a new or renewed employment agreement, or otherwise), we would not be able to finalize a key term of the executive's employment without first convening a shareholders meeting to seek approval of the severance arrangement. In such a circumstance, we would either have to wait until the next scheduled annual meeting, or call a special meeting of shareholders for this purpose -- a process that customarily takes up to several months. This delay and the uncertainty as to whether the severance arrangement would ultimately be approved by shareholders could impair our ability to attract or retain talented executives to manage our business. We believe that it is better if our Board and management have the flexibility and authority to determine the terms and levels of severance benefits when they decide to hire or retain any of our executive officers.

     Many other public companies in the United States have severance and other arrangements for their officers and employees that provide for payments and other benefits upon termination, including terminations that follow a change in control. Executive Compensation Advisory Services reported in 1999 that approximately 84% of Fortune 1000 companies had provisions for severance payments, accelerated vesting of options, or both, following a change in control. We believe that these arrangements often protect shareholder interests by helping stabilize management during the periods of uncertainty that accompany changes of control.

     Our employment and other agreements with Mr. Nacchio and certain other officers provide for increased severance payments and benefits following a change in control. In addition, provisions in some of our stock and benefit plans also protect or accelerate benefits to participants in the event of a change of control, unless the Board determines otherwise. Some of the more important provisions of our severance arrangements are summarized in this proxy statement in the section entitled "Compensation of Directors and Executive Officers." All of the arrangements have been approved by a committee of the Board that is made up of directors who are not Company employees and who do not have any financial interest in the arrangements.

     We disagree with the proponents' characterizations of "parachute" arrangements as "wasteful," "anti-shareholder" and contrary to shareholder interests. To the contrary, we believe that severance arrangements help to ensure an executive's commitment and focus on the Company's interest in a change in control context, even though the change in control may result in his or her discharge.

     We also disagree with the proponents' suggestion that these types of proposals typically receive significant shareholder support. We believe that the voting results at other companies, particularly in recent years, suggests otherwise. The Investor Responsibility Research Center has reported that between the years 1997 and 2000, proposals to limit, eliminate or require shareholder approval of future change-in-control severance arrangements were submitted for a shareholder vote at less than 30 public companies. The Investor Responsibility Research Center has also reported that during that period, only one of these proposals was approved by a majority of the shares voted on the matter, and on average, over 70% of the shares voting on the issue at these companies voted against the proposal.

     Finally, we do not believe that the 1990 study on returns to shareholders cited by the proponents gives any information that can help you or us evaluate whether any new or renewed severance arrangements are in the best interests of the Company. In our view, the information is too vague and general.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     For all of the foregoing reasons, the Board of Directors recommends that you vote AGAINST this proposal. Proxies will be voted against this proposal unless you otherwise specify in the proxy.

     As described in this proxy statement, each of our executive officers (including Mr. Nacchio, who is also a director) has an employment agreement and participates in other compensatory plans and arrangements that provide for severance payments and other benefits in the event of termination of employment following a change in control. Accordingly, depending on how the proposal is interpreted, each of these persons may have an interest in the outcome of the proposal. As a director, Mr. Nacchio abstained from the Board's recommendation.

                                 PROPOSAL NO. 4

                              SHAREHOLDER PROPOSAL

     Mr. Richard M. Schneider, 14121 W. 72nd Avenue, Arvada, CO 80005, who owns 300 shares of the Company's common stock, and Ms. Barbara Harrington, 429 Pleasant Hill Road, Des Moines, IA 50327, who owns 200 shares of the Company's common stock, have given notice of their intention to present a proposal at the 2001 Annual Meeting. The proposal and the proponents' opposing statement appear below in italics.

     Management of Qwest strongly opposes adoption of the proposal and asks shareholders to review Management's response, which follows the proposal and the proponents' supporting statement.

     The affirmative vote of the holders of a majority of the shares of common stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting is required to approve this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE SHAREHOLDER
PROPOSAL.

  Shareholder Proposal

     The stockholders of Qwest urge our Board of Directors to determine future awards of performance-based compensation for top executive officers using a measure of net income from operations that does not include accounting rule income, particularly "pension credits" resulting from increases in the employee pension fund surplus.

  Supporting Statement

     As the Company's Chairman stated in last year's proxy statement, performance-based compensation should align incentives to "maximize value for the Company's stockholders." Unfortunately, the measure of "net operating income" reported to shareholders is being inflated by investment gains in the independently-managed employee pension trust. We believe that considering this sort of accounting rule income in calculations of executive compensation creates perverse incentives contrary to the best long-term interests of shareholders.

     In 2000 a significant portion of our Company's reported net operating income was not cash flow from ordinary operations, but rather "pension credits."

     For example, following the Company's merger with U.S. West, management admitted that non-cash "pension credits" accounted for 12.4% of the Company's reported net operating income during the quarter ending June 30, 2000. For the first six months of 2000, pension credits totaling $157 million represented 10% of the Company's net operating income.

     Under accepted accounting rules, the larger a pension surplus can be made to grow the more profitable a company can be made to seem. However, pension credits do nothing to increase corporate cash flow and are little more than "phantom income" to stockholders. The 50% federal tax on the reversion of surplus pension assets means that in practice these paper gains are not available to buy back stock, fund capital investments, or for other operating purposes.

     More importantly, accounting rule income from the pension surplus is not a measure of executives' success managing the business.

     We urge your VOTE FOR this resolution.

MANAGEMENT'S STATEMENT AGAINST SHAREHOLDER PROPOSAL

     Management of Qwest believes that the proposal is not in your best interests as a shareholder of the Company. We believe that, for purposes of our performance-based compensation programs, it is better to determine awards on the basis of the financial and operating results that we report to our shareholders consistent with generally accepted accounting principles ("GAAP") and other standards set forth by the Financial Accounting Standards Board (the "FASB") and the SEC. Accordingly, for this and the other reasons discussed below, we recommend that you vote AGAINST this proposal.

     The proposal and supporting statement focus principally on "pension credits." We think that it is helpful to explain briefly what "pension credits" are and how we account for them. Under GAAP and applicable FASB accounting standards, we are required to estimate and recognize the cost of providing a pension for each participating employee over the period that the employee is expected to work for Qwest. Our estimates are partially based on assumptions made at the beginning of the year about the amount that will be earned through investment of the funds held in the separate pension trust. These assumptions usually differ (sometimes positively, sometimes negatively) from the actual investment returns earned by the trust. We are required under the relevant accounting rules to adjust our estimates over time to the actual investment returns. This adjustment, net of certain other accounting adjustments, can result in a gain or "pension credit."

     To put matters in context, our post-retirement obligations to retirement plan participants include, among other things, a pension obligation and medical care. We have reported that as of December 31, 2000, our combined, accrued obligation for these retirement benefits was approximately $2 billion. In addition, both the benefits that we paid during 2000 to retired plan participants and the change in our benefit obligation (that is, the service and interest cost that we recognized during the period for current participating pension plan employees), exceeded the actual return on plan assets during 2000.

     We disagree with the proponents' statements that pension credits "inflate" our profits, and that the inclusion in our operating results for purposes of determining executive compensation creates "perverse incentives" for management. The manner in which we and other public companies account for and report pension expense is mandated by and consistent with GAAP, applicable SEC requirements and various FASB standards and guidelines. With respect to pension costs, we are required under the accounting principles described above to recognize gains or losses when the actual investment return on the pension plan assets varies from the level that was initially assumed for purposes of estimating pension expense. Adjustments reflecting gains or losses are likely to be made each year, since there will almost certainly be variations between our actual return on pension assets and the assumptions that we made in initially recording the estimated pension expense. Accordingly, we do not believe that the pension expense adjustment is "accounting rule income" (however defined), or that it "inflates" our profits.

     We also disagree with the proponents' claim that "pension credits do nothing to increase corporate cash flow and are little more than 'phantom income' to stockholders." The amount that we are required to contribute each year to fund the pension plan is determined in accordance with the federal law commonly referred to as ERISA. In determining this amount, we take into account the investment earnings on the plan assets. We believe, and our accountants and actuaries agree, that more investment earnings on plan assets means that, over the life of the plan, we will need to fund less of our pension obligation from operating cash flow, thereby allowing such cash flow to be used for other operating and corporate purposes. Principally because of favorable earnings on plan assets, we have not been required to make a contribution to the plan in fiscal 1998, 1999 or 2000, thus making those funds available for other corporate purposes.

     We believe that the administration of our compensation program and the criteria to be used for awarding performance-based compensation to our executive officers are best left to the discretion and expertise of our Board. Furthermore, to the extent that we link these criteria to our financial and operating results, we believe that we should use the same results that we report to our shareholders consistent with GAAP, FASB standards and applicable SEC regulations.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     For all of the foregoing reasons, the Board of Directors unanimously recommends that you vote AGAINST this proposal. Proxies will be voted against this proposal unless you otherwise specify in the proxy.

     As described in this proxy statement, each of our executive officers (including Mr. Nacchio, who is also a director) is eligible to receive cash bonuses and other forms of compensation that are determined in part based upon our financial performance. Accordingly, depending on how the proposal is interpreted, each of these persons may have an interest in the outcome of the proposal. As a director, Mr. Nacchio abstained from the Board's recommendation.

                  INDEPENDENT PUBLIC ACCOUNTANTS AND AUDITORS

     Arthur Andersen LLP served as our independent public accountants and auditors for the fiscal year ending December 31, 2000. Our Audit Committee recommended and our Board appointed Arthur Andersen LLP to serve as our independent public accountants and auditors for 2001. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     On June 11, 1999, we entered into a business venture with our previous certifying accountant, KPMG LLP, that effectively impaired KPMG's independence. As a result, KPMG LLP notified us that it would be unable to continue as our certifying accountant. We, on the recommendation of our Audit

Committee, selected Arthur Andersen LLP to serve as our certifying accountant, effective June 18, 1999, with respect to subsequent periods.

     Arthur Andersen LLP's report on our financial statements for each of the years ended December 31, 2000 and 1999 and KPMG LLP's report on our financial statements for the year ended December 31, 1998, did not contain an adverse opinion or disclaimer of opinion and were not qualified as to audit scope or accounting principles. During each of the years ended December 31, 2000, 1999 and 1998 or for the subsequent interim periods, we did not have any disagreement with either Arthur Andersen LLP or KPMG LLP (as applicable) on any matter of accounting principles, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of either Arthur Andersen LLP or KPMG LLP (as applicable), would have caused either Arthur Andersen LLP or KPMG LLP to make reference to the subject matter of the disagreement in connection with their respective reports.

                               ACCOUNTANT'S FEES

     Arthur Andersen LLP billed us the following fees in 2000:

        Audit Fees: $1.1 million

        Financial Information Systems Design and Implementation Fees: $0

        All Other Fees: $6.8 million

     Our Audit Committee determined that Arthur Andersen LLP's provision of non-audit services is compatible with maintaining Arthur Andersen LLP's independence.

                           ANNUAL REPORT ON FORM 10-K

     IF YOU REQUEST, WE WILL PROVIDE YOU WITH A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE 2000 FISCAL YEAR. YOU SHOULD SEND YOUR WRITTEN REQUESTS TO OUR CORPORATE SECRETARY, AT QWEST COMMUNICATIONS INTERNATIONAL INC. AT 1801 CALIFORNIA STREET, SUITE 5100, DENVER, COLORADO 80202. THE EXHIBITS TO THE ANNUAL REPORT ON FORM 10-K ARE AVAILABLE UPON PAYMENT OF CHARGES THAT APPROXIMATE OUR COST OF REPRODUCTION.

                                 OTHER MATTERS

     We do not expect any matters to be presented for a vote at the Annual Meeting, other than the four proposals described in the proxy statement. If you grant a proxy, the persons named as proxy holders, Joseph P. Nacchio and Drake
S. Tempest, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason, any of our nominees is not available as a candidate for Class I director, the persons named as proxy holders will vote your proxy for such other candidate or candidates nominated by our Board.

                                            By Order of the Board of Directors

                                            /s/ DRAKE S. TEMPEST

                                            Drake S. Tempest
                                            Executive Vice President, General
                                            Counsel,
                                            Chief Administrative Officer, and
                                            Corporate
                                            Secretary

Denver, Colorado
March 16, 2001

                                                                       EXHIBIT A

                    QWEST COMMUNICATIONS INTERNATIONAL INC.
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                    CHARTER

OBJECTIVES                  The purpose of the Committee is to exercise its
                            authority to form committees to exercise such authority, powers and duties as may be delegated from time-to-time.

SCOPE OF ACTIVITIES         The Committee's duties are clearly oversight and
                            monitoring and in carrying out such duties acts in reliance on senior financial management and the independent public accounts.

PURPOSE The Committee's primary duties and responsibilities are to:

                            Serve as an independent and objective party to monitor the Company's financial reporting and internal control system;

                            Review and appraise the effectiveness of the Company's independent public accountants and internal auditing department;

                            Provide an open avenue of communication among the independent public accountants, financial and senior management, the internal auditing department, and the Board of Directors; and

                            Oversee the relationship with the independent public accountants and ensure that the independent public accountants are ultimately accountable to the Board of Directors and the Committee, as representatives of the shareholders.

                            The Committee will primarily fulfill these responsibilities by performing the activities outlined under "Duties and Responsibilities" below.

COMPOSITION                 The Committee shall be appointed by the Board of
                            Directors and shall be composed of three or more
                            Directors, each of whom are independent of management and free from any relationship that would interfere with the exercise of independent judgment.
                            The Board of Directors shall appoint the Chair of the Committee.

                            All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

TERM OF OFFICE              Members of the Committee shall serve at the
                            discretion of the Board of Directors or until their successors are appointed.

MEETINGS The Committee shall hold a minimum of three regular meetings each year and such additional meetings as may be deemed necessary by the Committee. Minutes of each meeting shall be taken by the corporate Secretary or his or her delegate and circulated for approval at the next succeeding meeting of the Committee. The Chairman or Committee member shall report to the full Board of Directors the actions taken at each meeting and shall cause minutes of each meeting to be submitted to the Board of Directors.

ATTENDANCE                  Attendance at regular meetings may include, as
                            requested, the Company's independent public accountants, Chief Financial Officer, General
                            Counsel, Corporate Controller, Audit Director,
                            Corporate Secretary, and/or other members of the Company's management as circumstances require.

DUTIES AND RESPONSIBILITIES In meeting its responsibilities, the Committee shall perform the following:

                            Financial Reporting

                             1. Review the Company's annual financial
                                statements, including discussion of any unusual or non-recurring items, the nature and substance of significant reserves, and important judgments on accounting estimates. Discuss annual audit results, including audit adjustments not reflected in the financial statements, and the auditors' reports with the Company's independent public accountants.

                             2. Meet as required with in-house counsel to
                                discuss legal matters that may have a material impact on the financial statements. If appropriate, meet with outside counsel.

                             3. Review accounting principles applied in
                                financial reporting and to any changes from principles followed in prior years.

                             4. Consider the independent public accountants'
                                judgment about the quality and appropriateness of the Company's accounting principles and underlying estimates and other significant decisions made by management as applied in its financial reporting.

                             5. Review with financial management and the
                                independent public accountants the quarterly financial results prior to its filing on Form 10-Q. The Committee Chair may represent the entire Committee for purpose of this review.

                            Independent Public Accountants

                             6. Recommend appointment of independent public
                                accountants annually to the Board of Directors, considering independence and effectiveness. On an annual basis, the Committee should review and discuss with the independent public accountants all significant relationships the accountants have with the Company to determine the accountants' independence.

                             7. Annually, review audit plans and proposed fees
                                with the independent public accountants and evaluate the adequacy of the proposed audit scope.

                             8. Review with management and the independent
                                public accountants the overall adequacy and effectiveness of internal controls, policies, and procedures, including computerized information system controls and security. Also, annually review management's responses to matters covered by the Company's independent public accountants' letter of recommendations.

                             9. Review with independent public accountants the
                                items required to be communicated to the Committee by generally accepted auditing standards.

                            Internal Audit

                            10. Annually review the activities and
                                organizational structure of the internal audit function.

                            11. Review the effectiveness of the internal audit
                                function.

                            12. Review summaries of internal audit reports and
                                management's responses.

                            Other

                            13. Review and assess any other matters relating to
                                the company's internal controls, accounting, or financial reporting, as it deems necessary.

                            14. Meet with the independent public accountants,
                                internal audit, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately.

                            15. Provide, as necessary, such other advice or
                                input to actions suggested or contemplated by management, which may be within the Committee's scope of responsibility.

                            16. Annually assess the Committee's compliance with
                                the duties and responsibilities outlined in the Charter.

                            17. Review and propose amendments, as appropriate,
                                to the Charter to the Board of Directors.

                     QWEST COMMUNICATIONS INTERNATIONAL INC.
                          EMPLOYEE STOCK PURCHASE PLAN


                           Effective November 1, 1998
                 Amended and Restated Effective February 1, 2001

                     QWEST COMMUNICATIONS INTERNATIONAL INC.
                          EMPLOYEE STOCK PURCHASE PLAN


                           Effective November 1, 1998
                 Amended and Restated Effective February 1, 2001


1. PURPOSE OF PLAN.

         The purpose of the Qwest Communications International Inc. Employee Stock Purchase Plan (the "Plan") is to provide eligible employees who wish to become stockholders of Qwest Communications International Inc. (the "Company"), or who wish to increase their stockholdings in the Company, with an opportunity to purchase shares of the Company's common stock, par value $0.01 per share ("Common Stock"), on a basis that is more convenient and more favorable than would otherwise be available. It is believed that employee participation in ownership of the Company on this basis will be to the mutual benefit of both the employees and the Company. It is intended that the Plan constitute an "employee stock purchase plan" (a "Stock Purchase Plan") within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2. EMPLOYEES ELIGIBLE TO PARTICIPATE.

         Any employee (as defined in Treasury Regulation Section 1.421-7(h)) of the Company or any "parent corporation" of the Company within the meaning of
Section 424(e) of the Code (a "Parent"), or "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code (a "Subsidiary") which adopts the Plan with the consent of the Company (an "Employing Corporation") is eligible to participate in the Plan immediately on the employee's date of hire. Payroll deductions may begin with respect to the first payroll period for which it is administratively feasible under the payroll system in place from time to time, if the employee completes the enrollment procedure outlined in Section 4(b) hereof by the applicable payroll cutoff date. Notwithstanding the foregoing and to the extent permitted by Section 423 of the Code and any rules or regulations promulgated thereunder, an employee whose customary employment with the Company or an Employing Corporation is for twenty (20) hours or less per week or for not more than five (5) months in any calendar year shall not be eligible to participate in the Plan.

3. ELIGIBLE COMPENSATION.

         Compensation eligible for payroll deductions ("Compensation") shall be base salary and commissions. Compensation does not include overtime, bonuses, severance pay, incentive pay, shift premium differentials, pay in lieu of vacation, imputed income for income tax purposes, patent and award fees, awards and prizes, back pay awards, reimbursement of expenses and living allowances, educational allowances, expense allowances and reimbursements, disability benefits, fringe benefits, deferred compensation, compensation under the Company's stock plans, amounts paid for services as an independent contractor, or any other compensation excluded by the Stock Purchase Plan Committee (the "Committee") in its discretion, applied in a uniform manner. The preceding sentence notwithstanding, Compensation shall be determined before giving effect to any salary reduction agreement pursuant to a qualified cash or deferred arrangement (within the meaning of Section 401(k) of the Code) or to any similar salary reduction agreement pursuant to any cafeteria plan (within the meaning of Section 125 of the Code) or any qualified transportation plan or arrangement (within the meaning of Section 132(f) of the Code).

4. TERMS OF OFFERS.

         (a) Offer Dates.

         The Company shall make an offer or offers (an "Offer" or "Offers") to purchase Common Stock. The Committee shall determine the date or dates on which an Offer shall commence and the term of each Offer. The initial option to purchase Common Stock under the Plan (the "First Offer") was made on November 1, 1998 (the "Initial Offer Date"), which lasted for twenty-seven (27) months (the "Initial Offer Period") and ended on January 31, 2001. Subsequent options to purchase Common Stock under the Plan (the "Subsequent Offers") shall be made on the first day of each calendar month commencing February 1, 2001 (the "Subsequent Offer Dates"). Each Subsequent Offer shall last for a period of one calendar month. The Committee may, at any time, determine that an Offer may be longer than one calendar month and shall determine the date or dates upon which one or more subsequent Offers, if any, may be made under the Plan; provided that, in no event shall any Offer have a term of more than twenty-seven (27) months.

         (b) Elections to Participate.

         In order to participate in an Offer, an eligible employee must sign and forward to the plan administrator designated by the Committee in its sole discretion (the "Plan Administrator") an enrollment/payroll deduction authorization form or complete such other procedures as the Plan Administrator may require or permit. The eligible employee must authorize regular payroll deductions in any full percentage of Compensation, not exceeding the maximum percentage of the employee's Compensation per pay period, to be applied toward the purchase of Common Stock pursuant to the Offer. The "maximum percentage" means the percent of Compensation available for payroll deductions which shall be specified by the Committee at the beginning of the term of an Offer, and which shall not exceed fifteen percent (15%). Payroll deductions may begin with respect to the first payroll period following the date of hire for which it is administratively feasible under the payroll system in place from time to time if the signed enrollment/payroll deduction authorization form is submitted to the Plan Administrator, or such other procedure as may be required or permitted by the Plan Administrator is completed, by the applicable payroll cutoff date.

         The amount of Compensation to be deducted shall be determined for each payroll period on a basis of the percentage of Compensation authorized for deduction by the participant, which amount shall be increased or decreased (as applicable) on a prospective basis to reflect changes in such Compensation during the term of the Offer.

5. PARTICIPATION.

         (a) In General.

         On the effective date of an Offer, each then eligible employee who has elected to participate in the Offer as provided in Section 4(b) hereof shall be granted an option to purchase, during the term of the Offer, the maximum number of shares of Common Stock provided in Section 6(d) hereof. The number of shares of Common Stock purchased by the eligible employee during the term of the Offer shall be determined by the employee's payroll deduction elections made in accordance with the terms of the Plan. Once an eligible employee has elected to participate in an Offer, the employee's election with respect to participation shall continue in effect with respect to subsequent Offers unless and until changed in accordance with Section 5(d) below.

         (b) Newly Eligible Employees.

         Each employee who is not eligible to participate in the Plan on the effective date of an Offer but who becomes eligible to participate during the term of the Offer shall be granted an option to purchase Common Shares during the term of the Offer. The number of shares of Common Stock purchased by the eligible employee during the term of the Offer shall be determined by the payroll deduction elections made in accordance with the terms of the Plan. In such cases, payroll deductions may begin with respect to the first payroll period following the employee's date of eligibility for which it is administratively feasible under the payroll system in place from time to time, if the employee's signed enrollment/payroll deduction authorization form is submitted to the Plan Administrator, or such other procedure as may be required or permitted by the Plan Administrator is completed prior to the applicable payroll cutoff date.

         (c) Enrollment During an Offer.

         Any employee who does not elect to participate in a particular Offer within the period for initial enrollment may subsequently elect to participate in such Offer. In such cases, payroll deductions may begin with respect to the first payroll period for which it is administratively feasible under the payroll system in place form time to time, if the employee's signed enrollment/payroll deduction authorization form is submitted to the Plan Administrator, or such other procedure as may be required or permitted by the Plan Administrator is completed prior to the applicable payroll cutoff date.

         (d) Changes in Payroll Deduction Authorization.

         Participants are permitted to increase or decrease their rate of payroll deduction, subject to the terms and limitations of the Plan. A participant shall not be permitted to make more than one such change per payroll period with respect to any Offer. Any such change shall be effective for a given payroll period provided that the employee's signed enrollment/payroll deduction authorization form has been submitted to the Plan Administrator, or such other procedure as may be required or permitted by the Plan Administrator has been completed prior to the applicable payroll cutoff date. A reduction of the payroll deduction percentage to zero shall be treated as a request to discontinue participation in the Offer but shall not constitute a withdrawal from the Plan in accordance with Section 11 hereof. A participant may resume participation in an Offer and reinstate payroll deductions with respect to the first payroll period after the election to resume participation for which it is administratively feasible under the payroll system in place from time to time, by submitting a new enrollment/payroll deduction authorization form or completing such other procedure as may be required or permitted by the Plan Administrator prior to the appropriate payroll cutoff date.

         (e) Notice of Dispositions.

         Each participant in an Offer shall notify the Company of any disposition of shares of Common Stock purchased pursuant to the Plan prior to two (2) years from the date of the Offer or one year from the date of purchase, whichever is later, or prior to the expiration of such other holding period as may be specified under Section 423(a) of the Code, as amended from time to time, provided, however, that no participant may dispose of such shares of Common Stock in violation of the restriction imposed by Section 8(d) hereof.

         (f) Equivalent Rights.

         All employees granted options under the Plan shall have the same rights and privileges under the Plan except that the number of shares each participant may purchase shall bear a uniform relationship to the employee's eligible Compensation and shall depend upon the payroll deduction the employee authorizes.

         (g) Trading Day.

         For purposes of the Plan, a "Trading Day" is a day on which shares of Common Stock are traded on the New York Stock Exchange or other market on which the Common Stock is traded on such date.

6. PARTICIPATION LIMITATIONS.

         (a) Five Percent Owners.

         Notwithstanding anything herein to the contrary, no employee shall be granted an option to purchase any shares of Common Stock under the Plan pursuant to any Offer if the employee, immediately after the option is granted, owns or would own shares (including all shares which may be purchased under outstanding options under the Plan) possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of capital stock of the Company, the Employing Corporation, or any Parent or Subsidiary. For purposes of the foregoing limitation, the rules of Section 424(d) of the Code (relating to attribution of stock ownership) shall apply in determining share ownership, and Common Stock which the employee may purchase under outstanding options shall be treated as stock owned by such employee.

         (b) $25,000 Value Limitation.

         If, pursuant to the terms of an Offer under the Plan, an employee would be granted one or more options that would cause a violation of Section 423(b)(8) of the Code, such options shall not be granted and the employee shall instead be granted options to purchase shares in an amount that, when combined with the employee's right to purchase shares under all Stock Purchase Plans of the Company, the Employing Corporation and its Parents and Subsidiaries, will not cause the employee's right to purchase shares of Common Stock to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of such shares (determined at the time such options were granted) for each calendar year in which such options are outstanding at any time. In determining this limitation, the rules of Section 423(b)(8) of the Code and the regulations thereunder shall apply.

         (c) Fair Market Value.

         The Fair Market Value of the Common Stock on a particular Trading Date shall be determined in accordance with such methodology as may be adopted from time to time for this purpose by the Committee and, in the absence of any such determination by the Committee, shall be equal to the 4:00 P.M. (ET) closing price of the Common Stock on such Trading Day.

         (d) Maximum Number of Shares.

         The maximum number of shares of Common Stock which an employee will be permitted to purchase pursuant to any one Offer shall be 20,000 shares. If the foregoing participation limitation is reached, payroll deductions shall cease, and any amount of excess funds as of the date that the participation limitation has been reached shall be returned to the employee.

7. OPTION PRICE.

         The price at which shares of Common Stock may be purchased with respect to any Offer made under the Plan shall be determined by the Committee from time to time prior to the first day of such Offer and, in the absence of any such determination by the Committee, shall be eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the last Trading Day of the calendar month in which the Common Stock is purchased (the "Option Price"). In all events, the Option Price determined by the Committee or according to the preceding sentence shall not be less than the amount permitted under Section 423(b)(6) of the Code.

8. EXERCISE OF OPTIONS.

         (a) Purchase of Common Stock.

         At the end of each payroll period, each participant shall have deducted from his pay the amount authorized pursuant to Sections 4 or 5 hereof, as applicable. This amount shall be held for the credit of the participant by the Company as part of its general funds and shall not accrue any interest. On the last Trading Day of each calendar month (the "Purchase Date"), a participant shall be deemed to have exercised the option to purchase, at the Option Price, that number of full and fractional shares of Common Stock which may be purchased with the amount deducted from the participant's Compensation during that calendar month (the "Purchase Period"). Any excess funds attributable to fractional share purchases shall be carried forward to the next succeeding Offer and used to purchase shares of Common Stock on behalf of the applicable participants.

         (b) Custodian.

         On each Purchase Date, the Plan Custodian designated by the Committee shall receive from the Company, at the Option Price, as many full shares of Common Stock as may be purchased with the funds received from the participants during the Purchase Period and excess funds from the preceding month, if any. Upon receipt of the Common Stock so purchased, the Custodian shall allocate to the credit of each participant the number of full and fractional shares of Common Stock to which that participant is entitled. Subject to any restriction imposed by the Committee as permitted under Section 8(e) hereof, and any other limitation that may be imposed by the Committee from time to time, a certificate representing the number of full shares of Common Stock to which a participant is entitled shall be issued to the participant, at the participant's expense, upon request. Certificates shall not be issued with respect to fractional shares or with respect to any shares prior to the last day of the sixth (6th)month following the date such shares were purchased. Unless otherwise requested by the participant (if permitted under this Section 8), Common Stock purchased under the Plan shall be held by and in the name of, or in the name of a nominee of, the Plan Custodian for the benefit of each participant, who shall thereafter be a beneficial stockholder of the Company.

         (c) Rights as a Stockholder.

         A participant's rights as a stockholder of record of the Company shall begin when the Plan Custodian makes a purchase of Common Stock on behalf of the participant. Shares of Common Stock issued to participants shall be transferable in accordance with applicable securities laws except as provided in Section 8(d) hereof.

         (d) Restrictions on Transfer of Common Stock.

         Participants shall have no right to sell, encumber, or otherwise transfer Common Stock purchased under the Plan until after the last day of the sixth month following the month in which the Common Stock is purchased, unless the Committee, in its sole discretion, waives or modifies such restriction. Any attempt to sell, encumber or otherwise transfer Common Stock in violation hereof shall be null and void. However, the six-month restriction on transfer of Common Stock shall no longer apply after a Participant terminates employment with the Company and all Subsidiaries of the Company.

         (e) Enforcement of Restrictions.

          The Committee shall enforce the restriction on transfer of Common Stock provided in Section 8(d) hereof by requiring that the Common Stock Certificate be held in the custody of the Company or the Plan Custodian while the restriction remains in effect. The Committee may, in its sole discretion, enforce this restriction through different or additional means as it shall deem necessary or appropriate.

9. NUMBER OF SHARES TO BE OFFERED.

         The maximum number of shares of Common Stock that may be purchased under the Plan is 7,000,000. Such shares may be treasury shares, or authorized and unissued shares, as the Board of Directors of the Company (the "Board") may determine in its sole discretion.

10. ADMINISTRATION AND INTERPRETATION OF THE PLAN.

         The Plan shall be administered by the Plan Administrator designated by the Committee. The members of the Committee shall be designated by the Board. Except as expressly provided herein, the Committee shall have the exclusive right to interpret the provisions of the Plan and to determine any questions arising hereunder or in connection with the administration of the Plan, including the remedying of any omission, inconsistency, or ambiguity, and the determination of benefits, eligibility and interpretation of Plan provisions. The Committee's decisions, determinations, interpretations or other actions in respect thereof shall be conclusive and binding upon all participants, former participants, beneficiaries, heirs, executors, assigns, and all other parties.

11. WITHDRAWAL FROM THE PLAN.

         A participant may, at any time and for any reason, by giving notice to the Plan Administrator, elect to withdraw from any further participation in the Plan. A certificate for all full shares purchased under the Plan shall be issued automatically as soon as administratively feasible after the last day of the sixth month following the last date of purchase under the Plan. Prior to such date, the participant may request a certificate for any full shares held in the participant's account for more than six months. The participant shall receive a check for any fractional share and any funds not applied toward the purchase of shares. The participant may elect to recommence participation in the Plan by executing and delivering to the Plan Administrator a new enrollment/payroll deduction authorization form or completing such other procedures as may be required or permitted by the Plan Administrator prior to the applicable payroll cutoff date. A participant may withdraw from the Plan and recommence participation as provided in this Section 11 only once during any six (6) month period.

12. RIGHTS NOT TRANSFERABLE.

         Options granted under the Plan shall not be transferable by a participant other than by will or the laws of descent and distribution, and shall be exercisable, during a participant's lifetime, only by the participant.

13. TERMINATION OF EMPLOYMENT.

         In the event of a participant's retirement, death, or other termination of employment, a payroll deduction shall be made from Compensation paid in the participant's final paycheck. No payroll deductions shall be made from any Compensation paid to the participant after the final paycheck. A certificate representing the number of full shares of Common Stock then credited to the participant's account and a check for any fractional share and funds not applied toward the purchase of shares as of that date shall be issued and delivered to the participant or the participant's representative as soon as administratively feasible after the last day of the month following the participant's termination of employment. Prior to such date, the participant may request a certificate for any full shares held in the participant's account.

14. LEAVES OF ABSENCE AND PERIODS OF INACTIVE EMPLOYMENT.

         A participant may elect to continue to make payroll deductions under the Plan for the first ninety (90) days of any period of inactive employment or leave of absence if the participant continues to receive Compensation from the Company as defined in Section 3 hereof. If a participant does not receive Compensation from the Company during a period of inactive employment or leave of absence, the participant's payroll deductions shall immediately cease; however, such deductions shall resume automatically if the participant returns to active employment from inactive status or a leave of absence within ninety (90) days. If a participant elects to discontinue the payroll deduction, such election shall be treated as a withdrawal from participation in the Offer in accordance with Section 5 hereof. In any event, a participant shall be treated as having withdrawn from the Offer in accordance with Section 5 hereof on the ninety-first
(91st) day of any period of inactive employment or leave of absence.

15. REORGANIZATION.

         In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offering of rights, or any other change in the structure of Common Stock, the Committee may make such adjustments, if any, as it may deem appropriate in the number, kind, and price of shares available for purchase under the Plan, and in the minimum and maximum number of shares which a participant is entitled to purchase.

16. AMENDMENTS.

         The Board may review and modify the operation and administration of the Plan quarterly and may amend the terms of the Plan at any time without obtaining the approval of the stockholders of the Company unless stockholder approval is required by Section 423 of the Code or by any other applicable law, regulation or rule. The Board may not amend the Plan in any manner which would materially and adversely affect an option previously granted to a participant without the consent of such participant; provided, however, that the Board may at any time make such amendments as it may deem necessary to cause the Plan to comply with the requirements of Rule 16b-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended.

17. TERMINATION OF PLAN.

         The Plan and all rights of participants shall terminate (i) on the date as of which participants have exercised options to purchase a number of shares equal to or greater than the number of shares then subject to the Plan or (ii) if earlier, the date as of which the Committee or the Board terminates the Plan. Upon termination, all payroll deductions shall cease and all amounts credited to participants' accounts shall be equitably applied to the purchase of full shares of Common Stock then available under the Plan. The participants shall be issued checks for any fractional shares and all funds not utilized to purchase shares.

18. REQUIRED GOVERNMENTAL APPROVALS.

         The Plan, all options granted under the Plan and all other rights inherent in the Plan are subject to receipt by the Company of all necessary approvals or consents of governmental agencies which the Company, in its sole discretion, shall deem necessary or advisable. Notwithstanding any other provision of the Plan, all options granted under the Plan and all other rights inherent in the Plan are subject to such termination and/or modification as may be required or advisable in order to obtain any such approval or consent, or which, as a result of consequences attaching to any such approval or consent, may be required or advisable in the judgment of the Committee in order to avoid adverse impact on the Company's overall wage and salary policy.

19. NO EMPLOYMENT RIGHTS.

         The Plan does not, directly or indirectly, create in any employee or class of employees any right with respect to continuation of employment by the Company or any Employing Corporation, and it shall not be deemed to interfere in any way with the Company's or any Employing Corporation's right to terminate, or otherwise modify, an employee's employment at any time with or without cause.

20. GENDER.

         Pronouns shall be deemed to include both the masculine and feminine gender, and words used in the singular shall be deemed to include both the singular and the plural, unless the context indicates otherwise.

21. EXPENSES.

         Expenses of administering the Plan, including any expenses incurred in connection with the purchase by the Company of shares for sale to participating employees, shall be paid by the Employing Corporations. Each participant shall be responsible for all expenses associated with certificating and selling shares purchased by the participant under the Plan.

22. GOVERNING LAW.

         All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

23. EFFECTIVE DATE.

         The Plan was originally effective on November 1, 1998. The Plan is amended and restated in its entirety effective February 1, 2001.

                                  QWEST COMMUNICATIONS INTERNATIONAL INC.


Dated:                  , 2001    By:
      ------------------              -------------------------------------

                                  [QWEST LOGO]

                                ADMISSION TICKET
                         ANNUAL MEETING OF SHAREOWNERS
                       MAY 2, 2001, 10:00 A.M. LOCAL TIME
                                ADAMS MARK HOTEL
                                 GRAND BALLROOM
                                1550 COURT PLACE
                                DENVER, COLORADO


          For registration instructions or directions to the meeting, please call 888-858-7914 or visit our website at
                         www.qwest.com/shareholder2001.



--------------------------------------------------------------------------------


[QWEST LOGO]  PROXY FORM
              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   The undersigned hereby appoints Joseph P. Nacchio and Drake
              S. Tempest, or each of them, as proxies, with full power of substitution, to vote as directed all shares of common stock of Qwest Communications International Inc. the undersigned is entitled to vote at the 2001 Annual Meeting of Shareowners of Qwest Communications International Inc. to be held at the Adams Mark Hotel, Grand Ballroom, 1550 Court Place, Denver, Colorado at 10:00 a.m., (local time) on May 2, 2001. THIS PROXY AUTHORIZE(S) EACH OF THE PERSONS NAMED ABOVE TO VOTE AT HIS OR HER DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. IF THIS CARD CONTAINS NO SPECIFIC VOTING INSTRUCTIONS, MY (OUR) SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

                    (Continued, and to be signed and dated on the reverse side.)

                                      QWEST COMMUNICATIONS INTERNATIONAL INC.
                                      P.O. BOX 11127
                                      NEW YORK, N.Y. 10203-0127

                             YOUR VOTE IS IMPORTANT
                           VOTE BY INTERNET/TELEPHONE
[QWEST LOGO]             24 HOURS A DAY, 7 DAYS A WEEK

          INTERNET                                     TELEPHONE                                     MAIL
          --------                                     ---------                                     ----
http://proxy.shareholder.com/q                       800-575-6441
                                        Within the United States and Canada only.

o Go to the website address listed  OR  o Use any touch-tone telephone.           OR  o Mark, sign and date your proxy card.
  above.                                o Have your proxy card ready.                 o Detach your proxy card.
o Have your proxy card ready.           o Enter your Control Number located           o Return your proxy card in the
o Enter your Control Number located       in the box below.                             postage-paid envelope provided.
  in the box below.                     o Follow the simple recorded instruc-
o Follow the simple instructions that     tions.
  appear on your computer screen.

                                  Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.



                             ---------------------------------------------------



                                                CONTROL NUMBER
                             If you vote by the Internet or by telephone, do not
                                        return your proxy card by mail.
                             ---------------------------------------------------
                                                 800-575-6441
                                            CALL TOLL-FREE TO VOTE
                                       THERE IS NO CHARGE FOR THIS CALL
                                   WITHIN THE UNITED STATES AND CANADA ONLY


 THE INTERNET AND TELEPHONE VOTING FACILITIES WILL CLOSE AT 12:01 A.M. E.T. ON
                                  MAY 2, 2001.
                         PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

----------
                                                                      PROXY CARD
----------

          YOUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" ITEM 1 AND
                    ITEM 2 AND "AGAINST" ITEM 3 AND ITEM 4.
    IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND
                        2, AND "AGAINST" ITEMS 3 AND 4.

1. Election of Five Class I Directors     FOR     WITHHELD    EXCEPTIONS
   01 - Thomas J. Donohue                 [ ]       [ ]          [ ]
   02 - Jordan L. Haines                  [ ]       [ ]          [ ]
   03 - Peter S. Hellman                  [ ]       [ ]          [ ]
   04 - Vinod Khosla                      [ ]       [ ]          [ ]
   05 - Marilyn Carlson Nelson            [ ]       [ ]          [ ]

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions ____________________________________________________________________


                                                  FOR     AGAINST    ABSTAIN

2. Amendment to the Employee                      [ ]       [ ]        [ ]
   Stock Purchase Plan.

3. Stockholder Proposal - Requesting we seek      [ ]       [ ]        [ ]
   advance shareholder approval of certain
   severance agreements.

4. Stockholder Proposal - Requesting we exclude   [ ]       [ ]        [ ]
   non-recurring, accounting-rule income for performance-based compensation.

I plan to attend      [ ]       I AGREE TO ACCESS FUTURE   [ ]
the annual meeting.             PROXY STATEMENTS AND
                                ANNUAL REPORTS OVER
                                THE INTERNET.


       NOTE: Please sign exactly as name or name(s) appear on this proxy. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, give full title if more than one trustee, all should sign.


        ----------------------------------------------------------------
                            Signature of Stockholder


        ----------------------------------------------------------------
                            Signature of Stockholder

        Dated:                                                    , 2001
              ----------------------------------------------------

               VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.  [X]

MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.